UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   September 23, 1999



                                  ENTRADE INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Pennsylvania                1-15303                  52-2153008
 ---------------------------        ----------             -----------------
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)



500 Central Avenue, Northfield, Illinois                          60093
----------------------------------------                        --------
(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code:  (847) 441-6650


                              521 Fellowship Road
                         Mount Laurel, New Jersey 08054
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.
-------  -------------------------------------

         On September 23, 1999, the merger (the "Merger") of a wholly owned subsidiary of Entrade Inc. ("Entrade") with and into Artra Group Incorporated ("Artra") was completed. As a result of the Merger, Artra has become a wholly owned subsidiary of Entrade, and Entrade's Common Stock became listed and commenced trading on the New York Stock Exchange under the symbol "ETA" on September 24, 1999.

         As a result of the Merger, each share of Artra Common Stock was converted and exchanged into one share of Entrade Common Stock, and each share of Artra Series A Preferred Stock was converted and exchanged into 329 shares of Entrade Common Stock. Therefore, upon consummation of the Merger, the former Artra shareholders became the holders of approximately 83% of the outstanding shares of Entrade Common Stock. Entrade's existing shareholders prior to the Merger, WorldWide Web NetworX Corporation ("WorldWide") and Energy Trading Company, continued to hold 1,800,000 shares and 200,000 shares of Entrade Common Stock, respectively, upon consummation of the Merger.

         Entrade is the parent company of entrade.com and Artra. Entrade also holds an equity interest of the Class A Common Stock of asseTrade.com, Inc. ("asseTrade.com") as described in the following paragraph.

         In September 1999, asseTrade.com entered into an agreement with an investor providing for an initial purchase of shares of assTrade.com Series A Preferred Stock. Upon completion of the transaction, subject to certain performance criteria on the part of asseTrade.com, the investor will purchase additional shares of asseTrade.com Series A Preferred Stock. Upon completion of the transaction and assuming the conversion of the asseTrade.com Series A Preferred Stock, the investor will hold a 31.1% interest in the Class A Common Stock of asseTrade.com and Entrade's interest in the Class A Common Stock will be approximatley 17.5%, or 14.65% on a fully diluted basis.

         entrade.com provides business-to-business technologies and related services to facilitate the purchase and sale of clients' products and services, including inventory, equipment and other assets. entrade.com creates and manages industry-specific websites or "vertical portals" for marketing, sales and procurement of products and services. entrade.com generates commissions based upon these transactions as well as license fees for its software. entrade.com is directing its initial marketing efforts to utilities through its utiliparts.com operating unit and the heavy equipment industry through its strategic alliance with asseTrade.com.

Determination of Exchange Ratios

         In determining the one-to-one exchange ratio of Entrade Common Stock for Artra Common Stock, the Artra board of directors considered the Merger transaction as though it would first be creating a mirror-image holding company that would then acquire the Entrade business and assets. Under this analysis, holders of Artra Common Stock would receive the number of shares of the common stock of the new holding company equal to the number of shares of Artra Common Stock held by them, and the holding company would then issue shares of holding company common stock to WorldWide and Energy Trading Company based upon the value of the business and assets of Entrade that were acquired by the holding company at the time the parties entered into the merger agreement.

         The value of the business and assets of Entrade to be acquired was determined by arms-length negotiations among the parties to the merger agreement. These included a series of discussions between Robert Kohn and Peter Harvey during December 1998 and January 1999 and considerations by the Artra board of directors during February 1999.

         The Artra board of directors recognized the difficulty of valuing a business with no operating history and that there is no conventional manner in which to value a new Internet company. It considered, however, the anticipated value of the Entrade business on an ongoing basis based upon the experience of the members of Entrade's management team and the potential for revenue growth of utiliparts.com and entrade.com's business-to-business e-commerce Internet solutions.

         Based  upon  these   considerations,   the  Artra  board  of  directors
determined that Entrade's assets and business had a relative value of approximately 20% of Artra's value as a separate entity. Therefore, based upon these relative values, the board determined that the issuance to WorldWide and Energy Trading Company of an aggregate of 2,000,000 shares of the holding company would be appropriate. In making this determination, the Artra board of directors also considered that the relative dilution of approximately 17% to Artra's existing shareholders provided by this structure would not result in a change of control. Furthermore, the issuance of shares rather than cash would enable the application of Artra's cash resources to the working capital development of the Entrade business rather than as cash compensation to the sellers.

         The Artra board of directors determined the exchange rate of 329 shares of Entrade Common Stock for each share of Artra preferred stock as follows: the Artra board of directors had approved a proposed issuance of 1,500,000 shares of Artra Common Stock for all shares of Artra preferred stock and all outstanding shares of preferred stock issued by Artra's subsidiaries on January 6, 1999. The exchange ratio was based upon a formula using the total principal and accumulated dividends on those shares of preferred stock and the then market price per share of Artra Common Stock. The Artra board of directors determined to fix this exchange ratio at that time notwithstanding any future accumulations of dividends on the preferred shares after February 28, 1999.

         The Artra shareholders approved the merger agreement and the Merger at its Annual Meeting on September 22, 1999.


Related Agreements

         Concurrently with the execution of the merger agreement in February 1999, Entrade acquired intellectual property necessary for the conduct of entrade.com's e-commerce business and its interest in the voting common stock of asseTrade.com from WorldWide in exchange for 1,800,000 shares of Entrade Common Stock, $800,000 in cash and a note for $500,000. Entrade paid the $500,000 due to WorldWide under that note upon the closing of the Merger. The cash portion of the consideration was provided by Artra.

         Pursuant to an agreement dated February 16, 1999 with Energy Trading Company, a wholly owned subsidiary of PECO Energy, Entrade issued to Energy Trading Company 200,000 shares of Entrade Common Stock, and upon closing of the Merger paid Energy Trading Company $100,000 in exchange for retained rights Energy Trading Company held in entrade.com's e-commerce business. The cash portion of the consideration was provided by Artra.


Interests of Artra Officers and Directors

         After the closing of the Merger, the directors of Artra and most of the officers of Artra became directors and officers of Entrade.

         Entrade assumed options and warrants to purchase shares of Common Stock held by officers and directors of Artra upon closing of the Merger.

         Also, Artra officers and directors held an aggregate of approximately 3.8% of the outstanding shares of Artra preferred stock, which were converted in the merger to 329 shares of Entrade Common Stock for each share of Artra preferred stock held. Therefore, directors and executive officers of Artra received an aggregate of approximately 23,363 shares of Entrade Common Stock in the merger for outstanding shares of Artra Series A preferred stock. Also, trusts whose beneficiaries include adult children of John Harvey, which held approximately 50.4% of the outstanding shares of Artra preferred stock, received an aggregate of approximately 306,644 shares of Entrade Common Stock for outstanding shares of Artra preferred stock.

Interests of Entrade Officers and Director

         On February 23, 1999, Artra entered into employment agreements with Robert D. Kohn, Benjamin R. Kafka, Gary Lerman and Mark L.M. Quinn, providing for the employment of those individuals for three-year terms, which Entrade assumed after the merger. Each of these persons is currently an officer of entrade.com. Robert D. Kohn continues to serve as a director of Entrade and serves as the President and Chief Executive Officer of entrade.com.

         In connection with these employment agreements, these persons received nonqualified stock options for the purchase of an aggregate of 1,600,000 shares of Artra Common Stock, which were assumed by Entrade upon the closing of the merger.

         Name of Option Holder      Number of Shares          Exercise Price
         ---------------------      ----------------          --------------

         Robert D. Kohn                 1,000,000                 $2.75
         Benjamin R. Kafka                200,000                 $2.75
         Gary Lerman                      200,000                 $2.75
         Mark L.M. Quinn                  200,000                 $2.75


         Prior to the Merger, WorldWide held 90% of the outstanding shares of Entrade Common Stock. Robert D. Kohn, Benjamin R. Kafka, Gary Lerman and Mark L.M. Quinn also own shares of common stock of WorldWide.



Item 7.   Financial Statements and Exhibits.
------    ----------------------------------

          (a)       Financial Statements.


          (b)       Pro Forma Financial Information


          (c)       Exhibits:

     Exhibit No.                             Exhibit Description
     -----------                             -------------------

           2.1 Agreement and Plan of Merger dated as of February 23, 1999 among Artra, WorldWide Web NetworX Corporation, NA Acquisition Corp. (now known as Entrade Inc.) and WWWX Merger Subsidiary, Inc.; Amendment to Agreement and Plan of Merger dated as of April 30, 1999; and Consent and Amendment to Agreement and Plan of Merger dated as of August 9, 1999 (incorporated by reference to Appendix A to the Proxy Statement/Prospectus filed with the Commission on August 20, 1999).

           23.1                     Consent Of Independent Accountants

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ENTRADE INC.


                                         By:/s/Mark F. Santacrose
                                            ----------------------------------
                                               Mark F. Santacrose, President
                                               and Chief Executive Officer

Date:  October 6, 1999

Item 7. (a) Financial Statements of Business Acquired


                          INDEX TO FINANCIAL STATEMENTS
                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES

                                                                                 Page
                                                                                 ----
Report of Independent Accountants ................................................F-2

Consolidated Balance Sheets as of
         December 31, 1998 and December 31, 1997..................................F-3

Consolidated Statements of Operations
         for each of the three fiscal years in the period
         ended December 31, 1998..................................................F-5

Consolidated Statements of Changes in Shareholders' Equity (Deficit)
         for each of the three fiscal years in the period
         ended December 31, 1998..................................................F-6

Consolidated Statements of Cash Flows
         for each of the three fiscal years in the period
         ended December 31, 1998..................................................F-8

Notes to Consolidated Financial Statements........................................F-10


Condensed Consolidated Balance Sheets as of
         June 30, 1999 and December 31, 1998 (Unaudited)..........................F-31

Condensed Consolidated Statements of Operations
         for periods ended June 30, 1999 and
         June 30, 1998 (Unaudited)................................................F-32

Condensed Consolidated Statement of Changes
         in Shareholders's Equity (Deficit) for the
         periods ended June 30, 1999 and
         June 30, 1998 (Unaudited)................................................F-33

Condensed Consolidated Statements of Cash flows
         for the periods ended June 30, 1999 and
         June 30, 1998 (Unaudited)................................................F-34

Notes to Condensed Consolidated Financial Statements .............................F-35

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors
ARTRA GROUP Incorporated
Northfield, Illinois

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of ARTRA GROUP Incorporated and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

In our report on the 1997 financial statements, dated March 26, 1998, we expressed an opinion that indicated substantial doubt as to the ability of the Company to continue as a going concern. This was the result of the Company suffering recurring losses and experiencing difficulty in obtaining adequate financing to replace its existing credit arrangements and satisfy liquidity requirements. As described in Note 3, as a result of the disposition of the business assets of Bagcraft Corporation of America, the Company has been able to retire a significant portion of its obligations. Accordingly, our present opinion on the 1997 financial statements as presented herein is different from that expressed in our previous report.


PricewaterhouseCoopers LLP


Chicago, Illinois
February 1, 1999

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)


                                                     December 31,   December 31,
                                                          1998           1997
                                                     ------------   ------------


ASSETS
Current assets:
   Cash and equivalents                                  $11,753         $5,991
   Restricted cash and equivalents                         1,045              -
   Receivables, less allowance for
     doubtful accounts of  $275  in 1997                     171         10,004
   Inventories, less valuation allowance
     of  $277  in 1997                                         -         15,749
   Available-for-sale securities                           8,200         12,013
   Other                                                      99            774
                                                     ------------   ------------
               Total current assets                       21,268         44,531
                                                     ------------   ------------


Property, plant and equipment
    Land                                                       -            417
    Buildings                                                  -         12,742
    Machinery and equipment                                    -         35,657
    Construction in progress                                   -            675
                                                     ------------   ------------
                                                               -         49,491
Less accumulated depreciation and amortization                 -         24,397
                                                     ------------   ------------
                                                               -         25,094
                                                     ------------   ------------

Other assets:
   Excess of cost over net assets acquired,
      net of accumulated amortization
      of $2,388 in 1997                                        -          2,729
   Other                                                       -            852
                                                     ------------   ------------
                                                               -          3,581
                                                     ------------   ------------
                                                         $21,268        $73,206
                                                     ============   ============



The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)


                                                    December 31,    December 31,
                                                        1998            1997
                                                    ------------    ------------

LIABILITIES
Current liabilities:
   Notes payable, including amounts due to
     related parties  of  $2,000 in 1997               $      -      $   10,726
   Current maturities of long-term debt                       -           4,462
   Accounts payable                                           -           5,841
   Accrued expenses                                         568           8,692
   Income taxes                                           1,854             324
   Common stock put warrants                              1,705           2,966
   Redeemable preferred stock                                 -          11,955
   Liabilities of discontinued operations                10,328               -
                                                    ------------    ------------
               Total current liabilities                 14,455          44,966
                                                    ------------    ------------

Long-term debt                                                -          50,619
Other noncurrent liabilities                                  -           4,675
Commitments and contingencies

Redeemable preferred stock                                2,857           9,110


SHAREHOLDERS' EQUITY (DEFICIT)
Common stock, no par value;
   authorized 20,000,000 shares;
   issued 8,302,110 shares in 1998
   and 8,297,810 shares in 1997                           6,227           6,223
Additional paid-in capital                               42,734          42,721
Unrealized appreciation of investments                   10,920          14,733
Receivable from related party,
   including accrued interest                                 -         (12,621)
Accumulated deficit                                     (54,300)        (87,113)
                                                    ------------    ------------
                                                          5,581         (36,057)
Less treasury stock, 437,882 shares in 1998
   and 80,612 shares in 1997, at cost                     1,625             107
                                                    ------------    ------------
                                                          3,956         (36,164)
                                                    ------------    ------------
                                                        $21,268         $73,206
                                                    ============    ============



The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                 Fiscal Year
                                                      --------------------------------
                                                        1998        1997        1996
                                                      --------    --------    --------
Net sales                                             $   --      $   --      $   --
                                                      --------    --------    --------
Costs and expenses:
   Cost of goods sold,
     exclusive of depreciation and amortization           --          --          --
   Selling, general and administrative                   2,660       5,708       2,042
   Depreciation and amortization                          --             7          19
                                                      --------    --------    --------
                                                         2,660       5,715       2,061
                                                      --------    --------    --------
Operating loss                                          (2,660)     (5,715)     (2,061)
                                                      --------    --------    --------
Other income (expense):
   Interest expense                                     (3,392)     (6,178)     (4,201)
   Realized gain on disposal of
     available-for-sale securities                         320       2,531       5,818
   Litigation settlement, net                             --        10,416        --
   Other income (expense), net                              25          12          (1)
                                                      --------    --------    --------
                                                        (3,047)      6,781       1,616
                                                      --------    --------    --------
Earnings (loss) from continuing operations
   before income taxes                                  (5,707)      1,066        (445)
Provision for income taxes                                --          --          --
                                                      --------    --------    --------
Earnings (loss) from continuing operations              (5,707)      1,066        (445)
Earnings (loss) from discontinued operations            38,930        (293)      3,994
                                                      --------    --------    --------
Earnings before extraordinary credit                    33,223         773       3,549
Extraordinary credit, net discharge of indebtedness       --          --         9,424
                                                      --------    --------    --------
Net earnings                                            33,223         773      12,973
Dividends applicable to
  redeemable preferred stock                              (410)       (693)       (621)
Reduction of retained earnings
  applicable to redeemable common stock                   --          (400)       (390)
                                                      --------    --------    --------
Earnings (loss) applicable to common shares           $ 32,813    $   (320)   $ 11,962
                                                      ========    ========    ========

Per share earnings (loss)
  applicable to common shares:
    Basic
       Continuing operations                          ($  0.78)   $   --      ($  0.19)
       Discontinued operations                            4.94       (0.04)       0.53
                                                      --------    --------    --------
       Earnings (loss)
          before extraordinary credit                     4.16       (0.04)       0.34
       Extraordinary credit                               --          --          1.25
                                                      --------    --------    --------
                 Net earnings (loss)                  $   4.16    ($  0.04)   $   1.59
                                                      ========    ========    ========
     Weighted average number of shares
        of common stock outstanding                      7,891       7,970       7,525
                                                      ========    ========    ========
    Diluted
       Continuing operations                          ($  0.78)   $   --      ($  0.19)
       Discontinued operations                            4.94       (0.04)       0.53
                                                      --------    --------    --------
       Earnings (loss) before
          extraordinary credit                            4.16       (0.04)       0.34
       Extraordinary credit                               --          --          1.25
                                                      --------    --------    --------
                 Net earnings (loss)                  $   4.16    ($  0.04)   $   1.59
                                                      ========    ========    ========
     Weighted average number of shares
        of common stock and common
        stock equivalents outstanding                    7,891       7,970       7,525
                                                      ========    ========    ========


The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                        (In thousands, except share data)


                                                                                 Accumulated                                Total
                                                                       Receivable   Other                                   Share-
                                              Common Stock  Additional    From    Comphre-               Treasury Stock    holders'
                                          ------------------  Paid-in   Related    hensive  Accumulated  ---------------   Equity
                                            Shares   Dollars  Capital    Party      Income   (Deficit)   Shares  Dollars   Deficit)
                                          ---------- -------  --------  --------  ---------  ---------  -------- -------- ----------
Balance at December 28, 1995              7,102,979   $5,540  $38,526   ($4,318)   $21,047   ($98,755)   57,038    ($805)  ($38,765)

Comprehensive income (loss):
 Net earnings                                     -        -        -         -          -     12,973         -        -     12,973
 Net increase in unrealized
  appreciation of investments                     -        -        -         -      4,672          -         -        -      4,672
                                                                                                                           ---------
 Comprehensive income                                                                                                        17,645
                                                                                                                           ---------
Other changes in shareholders' equity:
 Common stock issued
  to pay liabilities                        125,012       94      362         -          -          -  (120,554)     818      1,274
 Common stock issued as
  additional consideration
  for short-term borrowings                  50,544       38     (398)        -          -          -   (99,456)   1,021        661
 Net increase in receivable
  from related party,
  including accrued interest                      -        -        -    (2,150)         -          -         -        -     (2,150)
 Common stock loaned
  by related party                                -        -        -       587          -          -   100,000     (587)         -
 Repay common stock
  loaned by related party                   100,000       75      512      (587)         -          -         -        -          -
 Exercise of stock options
  and warrants                               61,000       46      213         -          -          -   (16,900)     109        368
 Common stock received as
  consideration for
  short-term note                                 -        -        -         -          -          -    87,500     (608)      (608)
 Reclassification of
  redeemable common stock                   185,231        -      996         -          -          -         -        -        996
 Redeemable preferred
  stock dividends                                 -        -        -         -          -       (621)        -        -       (621)
 Redeemable common stock accretion                -        -        -         -          -       (390)        -        -       (390)
                                                                                                                           ---------
 Other changes in shareholders' equity                                                                                         (470)
                                                                                                                           ---------
                                          ---------- -------  --------  --------  ---------  --------- --------- --------  ---------
Balance at December 26, 1996              7,624,766    5,793   40,211    (6,468)    25,719    (86,793)    7,628      (52)   (21,590)

Comprehensive income (loss):
 Net earnings                                     -        -        -         -          -        773         -        -        773
 Net decrease in unrealized
  appreciation of investments                     -        -        -         -    (10,986)         -         -        -    (10,986)
                                                                                                                          ---------
 Comprehensive (loss)                                                                                                       (10,213)
                                                                                                                          ---------

Other changes in shareholders' equity:
 Common stock issued
  to pay liabilities                        444,717      333    1,606         -          -          -         -        -      1,939
 Net increase in receivable
  from related party,
  including accrued interest                      -        -        -    (6,153)         -          -         -        -     (6,153)
 Exercise of stock options
  and warrants                               39,800       30      148         -          -          -         -        -        178
 Redeemable common stock
  obligation paid by the issuance
  of additional common shares               115,543       67      612         -          -          -         -        -        679
 Exercise of redeemable
  common stock put option                    72,984        -       55         -          -          -    72,984      (55)         -
 Purchase of
  redeemable preferred stock                      -        -       89         -          -          -         -        -         89
 Redeemable preferred stock dividends             -        -        -         -          -       (693)        -        -       (693)
 Redeemable common stock accretion                -        -        -         -          -       (400)        -        -       (400)
                                                                                                                           ---------
   Other changes in shareholders' equity                                                                                     (4,361)
                                                                                                                           ---------
                                          ---------- -------  --------  --------  ---------  --------- --------- --------  ---------
Balance at December 31, 1997              8,297,810    6,223   42,721   (12,621)    14,733    (87,113)   80,612     (107)   (36,164)


The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                        (In thousands, except share data)


                                                                                 Accumulated                                Total
                                                                       Receivable   Other                                   Share-
                                              Common Stock  Additional    From    Comphre-               Treasury Stock    holders'
                                          ------------------  Paid-in   Related    hensive  Accumulated  ---------------   Equity
                                            Shares   Dollars  Capital    Party      Income   (Deficit)   Shares  Dollars   Deficit)
                                          ---------- -------  --------  --------  ---------  ---------  -------- -------- ----------
Balance at December 31, 1997              8,297,810    6,223    42,721   (12,621)    14,733    (87,113)  80,612     (107)   (36,164)

Comprehensive income (loss):
 Net earnings                                     -        -                   -          -     33,223        -        -     33,223
 Net decrease in unrealized
  appreciation of investments                     -        -         -         -     (3,813)         -        -        -     (3,813)
                                                                                                                          ----------
   Comprehensive income                                                                                                      29,410
                                                                                                                          ----------

Other changes in shareholders' equity:
 Repurchase of common stock
  previously  issued to pay
  down short-term notes                           -        -         -         -          -          -  357,270   (1,518)    (1,518)
 Net decrease in receivable
  from related party,
  including accrued interest                      -        -         -    12,621          -          -        -        -     12,621
 Exercise of stock options                    4,300        4        13         -          -          -        -        -         17
 Redeemable preferred
  stock dividends                                 -        -         -         -          -       (410)       -        -       (410)
                                                                                                                          ----------
   Other changes in shareholders' equity                                                                                     10,710
                                                                                                                          ----------
                                          ---------- -------- --------- --------- ---------- ---------- -------- -------- ----------
Balance at December 31, 1998              8,302,110   $6,227   $42,734        $0    $10,920   ($54,300) 437,882  ($1,625)    $3,956
                                          ========== ======== ========= ========= ========== ========== ======== ======== ==========



The accompanying notes are an integral part of the consolidated financial statements.

                            ARTRA GROUP INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)



                                                                                           Fiscal Year
                                                                                 --------------------------------
                                                                                    1998        1997        1996
                                                                                 --------    --------    --------
Cash flows from operating activities:
  Net earnings                                                                   $ 33,223    $    773    $ 12,973
     Adjustments to reconcile net earnings
            to cash flows from operating activities:
        Depreciation of property, plant and equipment                               2,446       4,059       3,622
        Amortization of excess of cost over net assets acquired                       272         305         305
        Decrease  in receivable from related party                                    400       2,816        --
        Extraordinary gain from net discharge of indebtedness                        --          --        (9,424)
        Gain on disposal of discontinued operations                               (35,585)       --          --
        Amortization of other assets, principally financing costs                   1,121       4,754         548
        Inventory valuation reserve                                                    21         172         191
        Gain on sale of property, plant and equipment                                --           (70)         78
        Gain on sale of idle machinery  and equipment                                --          (932)       --
        Litigation settlement, net                                                   --       (10,416)       --
        Gain on sale of COMFORCE common stock                                        (320)     (2,531)     (5,818)
        Minority interest                                                             509       1,109         526
        Other, principally common stock issued as compensation                       --           454         220
    Changes in assets and  liabilities,  net of effects of
       businesses  acquired and discontinued:
         (Increase) decrease in receivables                                           (35)     (1,631)      2,630
         (Increase) decrease in inventories                                        (2,010)        132       1,476
         (Increase) decrease in other current and noncurrent assets                  (456)        517        (169)
         Increase (decrease) in payables and accrued expenses                      (8,771)        321      (5,980)
         Decrease in other current and noncurrent liabilities                      (1,745)       (119)     (4,497)
                                                                                 --------    --------    --------
Net cash flows used by operating activities                                       (10,930)       (287)     (3,319)
                                                                                 --------    --------    --------

Cash flows from investing activities:
   Proceeds from sale of COMFORCE common stock                                        170       1,821       3,717
   Proceeds from sale of Bagcraft assets                                           89,000        --          --
   Increase in restricted cash                                                     (1,045)       --          --
   Net proceeds from litigation settlement                                           --         9,761        --
   Proceeds from sale of property, plant and equipment                               --           537         132
   Additions to property, plant and equipment                                      (2,177)     (3,066)     (2,645)
   (Increase) decrease  in receivable from related party                             --        (8,969)     (1,061)
   Proceeds from collection of notes receivable                                      --          --           342
   Decrease in restricted cash                                                       --          --           552
   Acquistion of AB Specialty, net of deposit                                        --        (1,131)       --
   AB Specialty acquisition deposit                                                  --          --        (1,183)
   Proceeds from sale of  idle machinery and equipment                               --           932        --
                                                                                 --------    --------    --------
Net cash flows from (used by) investing activities                                 85,948        (115)       (146)
                                                                                 --------    --------    --------



The accompanying notes are an integral part of the consolidated financial statements.

                            ARTRA GROUP INCORPORATED
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)




                                                                                              Fiscal Year
                                                                                   -----------------------------------
                                                                                       1998         1997         1996
                                                                                   ---------    ---------    ---------
Cash flows from financing activities:
   Net increase (decrease) in short-term debt                                      ($ 15,451)   ($  1,508)   $     286
   Proceeds from long-term borrowings                                                124,077      146,891      141,896
   Reduction of long-term debt                                                      (175,019)    (133,781)    (140,850)
   Proceeds from exercise of stock options and warrants                                   17          178          369
   Repurchase of common stock previously issued
     to pay down short-term notes                                                     (1,518)        --           --
   Exercise of redeemable common stock put options                                      --         (3,379)        (510)
   Redemption of detachable put warrants                                              (1,440)      (1,728)        --
   Purchase of redeemable preferred stock                                               --           (426)        --
   Other                                                                                  78          (25)          98
                                                                                   ---------    ---------    ---------
Net cash flows from (used by) financing activities                                   (69,256)       6,222        1,289
                                                                                   ---------    ---------    ---------

Increase (decrease) in cash and cash equivalents                                       5,762        5,820       (2,176)
Cash and equivalents, beginning of year                                                5,991          171        2,347
                                                                                   ---------    ---------    ---------
Cash and equivalents, end of year                                                  $  11,753    $   5,991    $     171
                                                                                   =========    =========    =========



Supplemental cash flow information: Cash paid during the year for:
  Interest                                                                         $   6,087    $   7,058    $   5,320
  Income taxes paid (refunded), net                                                      189          177          157


Supplemental schedule of noncash investing and financing activities:
    ARTRA/BCA redeemable preferred stock received as payment of
       Peter Harvey advances                                                       $  12,787         --           --
    Issue common stock and redeemable common stock
       to pay down current liabilities                                                  --      $   1,939    $   1,274
    Issue common stock to pay
       redeemable common stock put obligation                                           --            679         --
    Issue common stock as additional consideration
       for short-term borrowings                                                        --           --            661
    COMFORCE common stock given to lenders
       as additional consideration for short-term borrowings                            --            169        1,511
    BCA Holdings redeemable preferred stock issued in exchange for
       Bagcraft redeemable preferred stock                                              --           --          8,135



The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       BASIS OF PRESENTATION

ARTRA Group Incorporated, (hereinafter "ARTRA" or the "Company"), is a Pennsylvania corporation incorporated in 1933. Through November 20, 1998, ARTRA operated in one industry segment as a manufacturer of packaging products principally serving the food industry. The packaging products business was conducted by the Company's wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), which business was sold on November 20, 1998. The Company does not intend to be deemed an "Investment Company" as defined by the Investment Company Act of 1940 and, accordingly, is actively investigating new business opportunities.

In 1997, the Company changed its fiscal year end to December 31. The Company had operated on a 52/53 week fiscal year ending the last Thursday of December.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Intercompany accounts and transactions are eliminated.

B.    Cash Equivalents/Restricted Cash

Short-term investments with an initial maturity of less than ninety days are considered cash equivalents.

At December 31, 1998, restricted cash represents amounts deposited in escrow accounts to pay certain Bagcraft liabilities retained by ARTRA. These accounts were established in accordance with provisions of the agreement to sell the assets of the discontinued Bagcraft subsidiary discussed in Note 3.


C.     Financial Instruments

The fair value of cash and cash equivalents is assumed to approximate the carrying value of these assets due to the short duration of these assets. The fair value of the Company's debt was estimated to be the carrying value of these liabilities based upon borrowing rates currently available to the Company for borrowings with similar terms.


D.    Inventories

Inventories reflected in the Company's consolidated financial statements at December 31, 1997 were stated at the lower of cost or market. Cost was determined by the first-in, first-out (FIFO) method.

E.    Property, Plant and Equipment

Property, plant and equipment reflected in the Company's consolidated financial statements at December 31, 1997 were stated at cost. Expenditures for maintenance and repairs were charged to operations as incurred and expenditures for major renovations were capitalized. Depreciation was computed on the basis of estimated useful lives principally by the straight-line method for financial statement purposes and principally by accelerated methods for tax purposes.
Leasehold improvements were amortized over the shorter of the estimated useful life of the asset or the period covered by the lease.

The costs of property retired or otherwise disposed of were applied against the related accumulated depreciation to the extent thereof, and any profit or loss on the disposition was recognized in earnings.

F.    Investments in Equity Securities

The Company's investment in COMFORCE Corporation ("COMFORCE", see Note 5) common stock is classified in current assets as available-for-sale securities and stated at fair value in accordance with the provisions of

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities". Unrealized holding gains and losses are included in a separate component of shareholders' equity (deficit) until realized. The investment in COMFORCE common stock, which represents a significant portion of the Company's assets at December 31, 1998, is subject to liquidity and market price risks.


G.    Intangible Assets

The net assets of a purchased business were recorded at their fair value at the date of acquisition. The excess of purchase price over the fair value of net assets acquired (goodwill) was reflected as intangible assets and amortized on a straight-line basis principally over 40 years.

Effective for the fiscal year ending December 26, 1996 the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ". The pronouncement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use or sale of the asset and its eventual disposition, to the carrying amount of the asset. The adoption of SFAS No. 121 did not have a material impact on the Company's financial statements.

H.   Revenue Recognition

Sales to customers of the Company's discontinued Bagcraft subsidiary were recorded at the time of shipment.

I.   Income Taxes

Income taxes are accounted for as prescribed in SFAS No. 109 - Accounting for Income Taxes. Under the asset and liability method of Statement No. 109, the Company recognizes the amount of income taxes payable. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled.

J.    Use of Estimates In Preparation of Financial Statements

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

K.    Stock-Based Compensation

Effective for the fiscal year ending December 26, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". The pronouncement encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on new fair value accounting rules. The Company did not adopt the new fair value accounting, but instead chose to comply with the disclosure requirements of SFAS No. 123. Accordingly, the adoption of SFAS No. 123 did not have a material impact on the Company's financial statements.

L.     Earnings Per Share

The Company adopted SFAS No. 128, "Earnings Per Share" for the year ended December 31, 1997. The pronouncement,

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

which specifies the computation, presentation, and disclosure requirements for earnings per share, did not have a material impact on the Company's financial statements.

M.     Recently Issued Accounting Pronouncements

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting comprehensive income to present a measure of all changes in equity that result from renegotiated transactions and other economic events of the period other than transactions with owners in their capacity as owners. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources and includes net income. Required changes are reported in the consolidated statement of operations.

During 1997 the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information". In February 1998 the FASB issued SFAS No. 132 "Employers' Disclosures about
Pensions and other Postretirement Benefits. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. This standard requires that management identify operating segments based on the way that management disaggregates the entity for making internal operating decisions. SFAS No. 132 standardizes the disclosure requirements for pension and other postretirement benefits.

As a result of the November 1998 sale of the assets of the discontinued Bagcraft subsidiary, the Company exited its only industry segment, a manufacturer of packaging products principally serving the food industry. Accordingly, the guidelines of SFAS No. 131 - Disclosures About Segments of an Enterprise and Related Information are not applicable to the Company's financial statements as of December 31, 1998. The Company typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 132 - Employers' Disclosures about Pensions and other Postretirement Benefits.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the balance sheet and measurement of those instruments at fair value. The statement is effective for fiscal years beginning after June 15, 1999. Management has not determined what impact this standard, when adopted, will have on the Company's financial statements.


3.       CHANGE OF BUSINESS

         Bagcraft

Effective August 26, 1998, ARTRA and its wholly-owned subsidiary BCA Holdings, Inc. ("BCA", the parent of Bagcraft), agreed to sell the business assets of Bagcraft. Additionally, the buyer agreed to assume certain Bagcraft liabilities. The transaction was completed on November 20, 1998 and ARTRA received gross consideration of approximately $88,100,000 in cash. The disposition of the Bagcraft business resulted in a net gain of $35,985,000.

A substantial portion of the cash proceeds received from the Bagcraft disposition was used to retire or otherwise settle certain Bagcraft debt obligations, including, but not limited to Bagcraft's credit agreement as discussed in Note 8. After the disposition of certain Bagcraft obligations noted above, ARTRA received net proceeds of approximately $28,000,000 from the sale of Bagcraft. Approximately $15,200,000 of these net proceeds was used to retire

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



ARTRA debt obligations. The Company plans to use the remainder of the proceeds principally to acquire or participate in new business opportunities.

         AB Specialty

Effective January 2, 1997, Bagcraft purchased the business assets, subject to buyer's assumption of certain liabilities, of AB Specialty Holding Company, Inc. ("AB") for consideration consisting of cash of approximately $2.3 million. The purchased assets consisted principally of plant and equipment of approximately $1.3 million and inventory of approximately $1.1 million. The acquisition of AB, funded through borrowings under Bagcraft's Credit Agreement, was accounted for by the purchase method and, accordingly, the assets and liabilities of AB were included in the Company's financial statements at their estimated fair market value at the date of acquisition. The business and related assets of AB were part of the Bagcraft disposition.


The Company's consolidated financial statements have been reclassified to report separately the results of operations of Bagcraft. The operating results (in thousands) for fiscal years 1996 - 1998 of the discontinued Bagcraft subsidiary and net gain on disposal consist of:



                                                1998         1997        1996
                                             ---------    ---------   ---------
Net sales                                    $ 111,342    $ 125,027   $ 120,699
                                             =========    =========   =========

Earnings from operations before
  minority interest and income taxes         $   3,534    $     797   $   4,672

(Provision) credit for income taxes                (80)          19        (152)

Minority interest                                 (509)      (1,109)       (526)
                                             ---------    ---------   ---------
Earnings (loss) from operations                  2,945         (293)      3,994
                                             ---------    ---------   ---------

Gain on sale of Bagcraft subsidiary             37,505

Provision for income taxes                      (1,520)
                                             ---------
Gain on disposal of business                    35,985
                                             ---------    ---------   ---------
Earnings(loss)from discontinued operations  $   38,930    $    (293)  $   3,994
                                             =========    =========   =========


Per share earnings (loss):
  Earnings (loss) from operations           $      .38   $     (.04) $      .53
  Gain on disposal of business                    4.56            -           -
                                             ---------    ---------   ---------
  Earnings(loss)from
    discontinued operations                 $     4.94   $     (.04) $      .53
                                             =========    =========   =========



Liabilities of discontinued operations at December 31, 1998 of $10,328,000 include BCA/Bagcraft redeemable preferred stock issues (see Note 9), contractual obligations, environmental matters and other future estimated costs for various discontinued operations. Additionally, liabilities of discontinued operations at December 31, 1998 includes an adjustment to the sales price of the Bagcraft business of approximately $900,000.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



4.       INVENTORIES

Inventories of the discontinued Bagcraft at December 31, 1997 (in thousands) consisted of:


                  Raw materials and supplies            $5,901
                  Work in process                          274
                  Finished goods                         9,574
                                                       -------
                                                       $15,749
                                                       =======



5.            INVESTMENT IN COMFORCE CORPORATION

At December 31, 1998 and 1997 ARTRA's investment in COMFORCE Corporation ("COMFORCE"), 1,525,500 shares, currently a common stock ownership interest of approximately 9%, was classified in the Company's consolidated balance sheet in current assets as "Available-for-sale securities." At December 31, 1998 the gross unrealized gain relating to ARTRA's investment in COMFORCE, reflected as a separate component of shareholders' equity, was $10,920,000. The investment in COMFORCE common stock, which represents a significant portion of the Company's assets at December 31, 1998, is subject to liquidity and market price risks.

In January 1996, the Company's Board of Directors approved the sale of 200,000 of ARTRA's COMFORCE common shares to certain officers, directors and key employees of ARTRA for non-interest bearing notes totaling $400,000. The notes are collateralized by the related COMFORCE common shares. Additionally, the noteholders have the right to put their COMFORCE shares back to ARTRA in full payment of the balance of their notes. Based upon the preceding factors, the Company had concluded that, for reporting purposes, it had effectively granted options to certain officers, directors and key employees to acquire 200,000 of ARTRA's COMFORCE common shares. Accordingly, in January 1996 these 200,000 COMFORCE common shares were removed from the Company's portfolio of "Available-for-sale securities" and were classified in the Company's condensed consolidated balance sheet as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options. The disposition of these 200,000 COMFORCE common shares resulted in a gain that was deferred and will not be recognized in the Company's financial statements until the options to purchase these 200,000 COMFORCE common shares are exercised. During the fourth quarter of 1997, options to acquire 59,500 of these COMFORCE common shares were exercised resulting in a realized gain of $225,000. During 1998, options to acquire 84,750 of these COMFORCE common shares were exercised resulting in a realized gain of $320,000. At December 31, 1998, options to acquire 55,750 COMFORCE common shares remained unexercised and were classified in the Company's consolidated balance sheet as other receivables with an aggregate value of $112,000, based upon the value of proceeds to be received upon future exercise of the options.

During 1997 ARTRA sold 219,203 COMFORCE common shares in the market, with the net proceeds of approximately $1,700,000 used for working capital. During 1997 a lender received 25,000 COMFORCE common shares held by the Company as additional consideration for a short-term loan. The disposition of these 244,703 COMFORCE common shares resulted in realized gains of $2,306,000 during the year ended December 31, 1997, with cost determined by average cost.

During 1996 ARTRA sold 193,000 COMFORCE common shares in the market, with the net proceeds of approximately $3,700,000 used for working capital. During 1996 certain lenders received 105,000 COMFORCE common shares held by the Company as additional consideration for short-term loans. In October 1996, a lender exercised the conversion rights of a short-term loan and received 33,333 COMFORCE common shares in settlement of the Company's obligation. The disposition of these 331,333 COMFORCE common shares resulted in realized gains of $5,818,000 during the year ended December 26, 1996, with cost determined by average cost.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



6.       EXTRAORDINARY GAIN

         ARTRA Debt Restructuring

In February 1996, a bank agreed to discharge all amounts under its ARTRA notes ($12,063,000 plus accrued interest and fees) and certain obligations of ARTRA's president, Peter R. Harvey for consideration consisting of ARTRA's cash payment of $5,050,000, Mr. Harvey's cash payment of $100,000 and Mr. Harvey's $3,000,000 note payable to the bank (the "Harvey Note"). The bank assigned ARTRA a $2,150,000 interest in the Harvey Note, subordinated to the bank's $850,000 interest in the Harvey Note. ARTRA then discharged $2,150,000 of Mr. Harvey's prior advances in exchange for its $2,150,000 interest in Mr. Harvey's $3,000,000 note payable to the bank. The amount of the $5,050,000 cash payment to the bank applicable to Peter R. Harvey ($1,089,000) was charged to amounts due from Peter R. Harvey. ARTRA recognized a gain on the discharge of this indebtedness of $9,424,000 ($1.23 per share) in the first quarter of 1996. The cash payment due the bank was funded principally with proceeds received from the Bagcraft subsidiary in conjunction with the issuance of BCA (the parent of Bagcraft) preferred stock along with proceeds received from a short-term loan agreement with an unaffiliated company that was subsequently repaid. As additional compensation for its loan and for participating in the above discharge of indebtedness the unaffiliated company received 150,000 shares of ARTRA common stock (with a then fair market value of $661,000 after a discount for restricted marketability) and 25,000 shares of COMFORCE common stock held by ARTRA (with a then fair market value of $200,000).


The extraordinary gain resulting from the discharge of bank debt is calculated (in thousands) as follows. No income tax expense is reflected in the Company's financial statements resulting from the extraordinary credit due to the utilization of tax loss carryforwards, except for Federal alternative minimum tax:




     Amounts due the bank:
       ARTRA notes                                               $  12,063
       Accrued interest                                              2,656
                                                                  --------
                                                                    14,719
     Cash payment to  the bank                       $   5,050
     Less amount applicable to
       Peter R. Harvey indebtedness                     (1,089)
                                                      --------
                                                                    (3,961)
                                                                  --------
     Bank debt discharged                                           10,758
     Less fair market value of ARTRA
       common stock issued as consideration
       for a loan used in part to fund
       the discharge of bank debt                                     (661)
     Less fair market value of COMFORCE
       common stock issued as  consideration
       for a loan used in part to fund
       the discharge of bank debt                                     (200)
     Other fees and expenses                                          (273)
                                                                  --------
     Extraordinary gain before income taxes                          9,624
     Income tax provision                                             (200)
                                                                  --------
              Net extraordinary gain                             $   9,424
                                                                  ========



7.       NOTES PAYABLE

Notes payable at December 31, 1997 (in thousands) consisted of:

   ARTRA  12% promissory notes - 1997 private placements            $12,850
   Amounts due to related parties, interest at10%                     2,000
   Other, interest from 10% to 12%                                      601
                                                                    -------
                                                                     15,451
   Less ARTRA 12% promissory notes refinanced in January 1998        (4,725)
                                                                    -------
                                                                    $10,726
                                                                    =======

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



         Promissory Notes

         1998 Private Placement

In January  1998,  ARTRA  completed a private  placement  of  $5,975,000  of 12%
promissory notes due January 14, 1999. As additional consideration the noteholders received warrants to purchase an aggregate of 119,500 ARTRA common shares at a price of $3.00 per share. The warrants expire January 14, 2000. The warrantholders have the right to put these warrants back to ARTRA at any time during a six-month period commencing in January 1999 and ending in July 1999, at a price of $1.50 per share. The cost of this obligation ($179,250 if all warrants are put back to the Company) was accrued in the Company's financial statements as a charge to interest expense. The proceeds from the private placement were used principally to pay down other debt obligations. These notes were repaid in November 1998 with net proceeds from the sale of assets of the discontinued Bagcraft subsidiary.


         1997 Private Placements

In December 1997, ARTRA completed private placements of $5,375,000 of 12% promissory notes due in December 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 107,500 ARTRA common shares at a price of $3.00 per share. The warrants expire in November and December 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during a period commencing in December 1998 and ending in May 1999, at a price of $1.50 per share. The cost of this obligation ($161,250 if all warrants are put back to the Company) was accrued in the Company's financial statements as a charge to interest expense. These notes were repaid in November 1998 with net proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

In July 1997, ARTRA completed private placements of $7,475,000 of 12% promissory notes due in January 1998. As additional consideration the noteholders received warrants to purchase an aggregate of 199,311 ARTRA common shares at a price of $3.75 per share. The warrants expire in August 1999. The warrantholders have the right to put these warrants back to ARTRA at any time during a period commencing in January 1998 and ending in August 1999, at a price of $3.00 per share. The cost of this obligation ($598,000 if all warrants are put back to the Company) was amortized in the Company's financial statements as a charge to interest expense over the period July 1997 (the date of the private placement) through January 1998 (the scheduled maturity date of the notes). The proceeds from the July 1997 private placement were advanced to Peter R. Harvey. See discussion and disposition of Mr. Harvey's advances in Note 16.

The July 1997 private placement notes were repaid and /or refinanced with proceeds of the January 1998 private placement of 12% notes and with proceeds from the litigation settlement discussed in Note 11 to the consolidated financial statements.


         Amounts Due To Related Parties

At December 26, 1996, ARTRA had outstanding borrowings of $500,000 from an outside director of the Company evidenced by a short-term note bearing interest at 10%. As additional compensation for the loan and a December 1996 extension, the director received five year warrants to purchase an aggregate of 50,000 ARTRA common shares at a prices ranging from $5.00 to $5.875 per share. The proceeds of the loan were used for working capital.

In January 1997, ARTRA borrowed an additional $300,000 from this director evidenced by a short-term note, due December 23, 1997, bearing interest at 8%. As additional compensation for the loan, the director received a warrant, expiring in 2002, to purchase 25,000 ARTRA common shares at a price of $5.75 per share.

In March 1997, ARTRA borrowed an additional $1,000,000 from this director evidenced by a short-term note, due May 26, 1997, bearing interest at 12%. As additional compensation, the lender received an option to purchase 25,000 shares

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



of COMFORCE common stock, owned by the Company's Fill-Mor subsidiary, at a price of $4.00 per share. The proceeds from this loan were used in part to repay certain ARTRA debt obligations.

In April 1997, ARTRA borrowed $5,000,000 from the above director evidenced by a note, due April 20, 1998, bearing interest at 10%. The proceeds from this loan were used to repay $1,800,000 of prior borrowings from this director and pay down other ARTRA debt obligations. As additional compensation, the director received a warrant to purchase 333,333 ARTRA common shares at a price of $5.00 per share. In May 1998, the director exercised the option and put the warrant back to ARTRA for a total purchased price of $1,000,000. The cost of this obligation was amortized in the Company's financial statements as a charge to interest expense over the period April 1997 (the date of the loan) through April 1998 (the date the warrantholder first had the right to put the warrant back to ARTRA).

In June 1997, ARTRA borrowed an additional $1,000,000 from the above director evidenced by a note, due December 10, 1997, bearing interest at 12%. As additional compensation, the director received a warrant to purchase 40,000 ARTRA common shares at a price of $5.00 per share. The warrantholder has the right to put this warrant back to ARTRA at any time during the period December 10, 1997 to June 10, 1999, for a total purchase price of $80,000. The cost of this obligation was amortized in the Company's financial statements as a charge to interest expense over the period June 10, 1997 (the date of the loan) through December 10, 1997 (the date the warrantholder has the right to put the warrant back to ARTRA).
The proceeds from this loan were used to pay down other ARTRA debt obligations.

In July 1997, borrowings from this lender were reduced to $3,000,000 with proceeds advanced to ARTRA from a Bagcraft term loan. In December 1997 borrowings from this lender were reduced to $2,000,000 with proceeds from other short-term borrowings.

In April 1998, the $2,000,000 in outstanding borrowings from the above director was extended by a demand note bearing interest at 10%. As additional compensation, the director received a warrant to purchase 50,000 ARTRA common shares at a price of $3.25 per share.

In August 1998, ARTRA borrowed an additional $500,000 from the above director evidenced by a note, due December 20, 1998, bearing interest at 15%. As additional compensation, the director received a warrant to purchase 20,000 ARTRA common shares at a price of $3.94 per share.

The borrowings from this director were collateralized by a secondary interest in all of the common stock of BCA (the parent of Bagcraft).

In November 1998, the borrowings from this director were repaid with proceeds received from the sale of the discontinued Bagcraft subsidiary.


         Other

At December 31, 1997, ARTRA also had outstanding short-term borrowings from other unrelated parties aggregating $601,000, with interest rates varying between 10 % and 12%.

In April 1998 the Company and its Fill-Mor subsidiary entered into a margin loan agreement with a financial institution which provided for borrowings of $1,000,000, with interest at 8.5%. Borrowings under the loan agreement were collateralized by 490,000 shares of COMFORCE common stock owned by the Company's Fill-Mor subsidiary. The proceeds of the loan were used for working capital. This loan was repaid in December 1998 with proceeds received from the sale of the discontinued Bagcraft subsidiary.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



In October 1997 a lender agreed to accept 357,270 ARTRA common shares in payment of the principal amount of approximately $1,500,000 due on certain demand notes. In January 1998 the lender returned the 357,270 ARTRA common shares to the Company for cash consideration of approximately $1,500,000.

The weighted average interest rate on all short-term borrowings at December 31, 1997 was 11.5%.


8.       LONG-TERM DEBT

     Long-term debt at December 31, 1997 (in thousands) consisted of:

Bagcraft:
    Credit Agreement:
        Term Loan A, interest at the lender's index rate plus .25%    $ 20,000

        Term Loan B, interest at the lender's index rate plus .75%       5,000

        Term Loan C, interest at the lender's index rate plus 1%         7,500

        Revolving credit loan, interest at the lender's indexrate        9,313

        Unamortized discount                                            (1,425)

    City of Baxter Springs, Kansas loan agreements,
         interest at varying rates                                       9,968
                                                                       -------
                                                                        50,356
ARTRA 12% promissory notes refinanced in January 1998                    4,725
                                                                       -------
                                                                        55,081
    Current scheduled maturities                                        (4,462)
                                                                       -------
                                                                       $50,619
                                                                       =======

         Bagcraft

At December 31, 1997, the discontinued Bagcraft subsidiary had outstanding borrowings under its credit agreement ("Credit Agreement") totaling $40,388,000. The Credit Agreement, amended and restated February 27, 1998, provided for a revolving loan agreement and three term loans. Amounts due under the Credit Agreement were repaid with proceeds from the sale of assets of the discontinued Bagcraft subsidiary.

In March 1994 Bagcraft and the City of Baxter Springs, Kansas completed a $12,500,000 financing package associated with the construction of a new 265,000 sq. ft. production facility in Baxter Springs, Kansas. The financing package funded by a combination of Federal, state and local funds, consisted of certain loan agreements payable by Bagcraft directly to the City of Baxter Springs. At December 31, 1997, the outstanding borrowings under these loans totaled $9,968,000. Obligations due under these loans were assumed by the buyer of the assets of the discontinued Bagcraft subsidiary.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



         ARTRA

As discussed in Note 7, $7,475,000 of ARTRA 12% promissory notes due in January 1998 were repaid and /or refinanced principally with proceeds of a January 1998 private placement of 12% notes payable in January 1999. Private placement notes in the principal amount of $4,725,000 refinanced by the January 1998 private placement notes were classified as long-term debt at December 31, 1997.


9.       REDEEMABLE PREFERRED STOCK

                                                                      December 31,   December 31,
                                                                           1998          1997
                                                                           ----          ----

     Currently payable:
        BCA Holdings preferred stock, Series B,
           $1.00 par value, 6% cumulative,
           including accumulated dividends;
           redeemable on demand with a liquidation preference
           of $1,000 per share; authorized 8,135 shares;
           issued and outstanding 1,675.79 shares in 1998
           and 7,847.79 shares in 1997                                  $    *           9,831

         Bagcraft redeemable preferred stock originally issued
           to a related party, $.01 par value, 13.5% cumulative;
           including accumulated dividends; redeemable on demand
           with a liquidation preference equal to $100 per share;
           issued 8,650 shares                                               *         $ 2,124


                                                                         -------       -------
                                                                         $   -         $11,955
                                                                         =======       =======

     Noncurrent:
         ARTRA redeemable preferred stock, Series A,
           $1,000 par value, 6% cumulative payment-in-kind,
           including accumulated dividends,  net of
           unamortized discount of $239 in 1998 and $859 in 1997;
           redeemable March 1, 2000 at $1,000 per share
           plus accrued dividends;
           authorized 2,000,000 shares all series;
           issued and outstanding 1,849.34 shares in
           1998 and 3,583.62 shares in 1997                              $ 2,857       $ 4,799

         BCA Holdings preferred stock, Series A,
           $1.00 par  value, 6% cumulative,
           including accumulated dividends;
           liquidation preference of $1,000 per share;
           10,000 shares authorized; issued and outstanding
           1,672.15 shares in 1998 and 3,456.18 shares in 1997               *           4,311
                                                                         -------       -------
                                                                         $ 2,857       $ 9,110
                                                                         =======       =======

--------------------------------

* Included in liabilities of discontinued operations at December 31, 1998, see discussion below.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


In March 1990, ARTRA issued 3,750 shares of $1,000 par value junior non-convertible payment-in-kind redeemable Series A Preferred Stock with an estimated fair value of $1,012,000, net of unamortized discount of $2,738,000 as partial consideration for the acquisition of the discontinued Bagcraft subsidiary.

In August and September 1997 ARTRA repurchased 166.38 shares of ARTRA Series A redeemable preferred stock with a carrying value of $209,000 for cash of $120,000. The redeemable preferred stock purchase resulted in a gain of $89,000, which was reflected in the Company's consolidated financial statements as a credit to additional paid-in capital. The Series A Preferred Stock accrues dividends at the rate of 6% per annum and is redeemable by ARTRA on March 1, 2000 at a price of $1,000 per share plus accrued dividends. Accumulated dividends of $1,246,000 ($674 per share) and $2,074,000 ($579 per share) were accrued at December 31, 1998 and December 31, 1997, respectively.


         BCA Holdings/ Bagcraft

During 1992 and 1993, in exchange for cash consideration of $3,675,000, a former related party received 3,675 shares of BCA Series A preferred stock (6% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share). At December 31, 1998, liabilities of discontinued operations included 1,672.18 BCA Series A redeemable preferred shares. Accumulated dividends were $514,000 ($307 per share) and $854,000 ($247 per share) at December 31, 1998 and December 31, 1997, respectively.

Effective February 15, 1996, BCA, Bagcraft and a former related party entered into an agreement to exchange certain preferred stock between the Companies. Per terms of the exchange agreement BCA issued 8,135 shares of BCA Series B preferred stock (13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share) to the former related party in exchange for 41,350 shares of Bagcraft redeemable preferred stock. At December 31, 1998, liabilities of discontinued operations included 1,675.79 BCA Series B redeemable preferred shares. Accumulated dividends were $650,000 ($388 per share) and $1,984,000 ($253 per share) at December 31, 1998 and December 31, 1997, respectively.


Both the BCA Series A preferred stock and the BCA Series B preferred stock are redeemable at the option of the issuer for an amount equal to face value plus accumulated dividends. The BCA Series B preferred stock was redeemable on June 1, 1997.


At December 31, 1998, liabilities of discontinued operations included 8,650 shares of Bagcraft 13.5% cumulative, redeemable preferred stock (liquidation preference equal to $100 per share). Accumulated dividends of $1,315,000 Accumulated dividends were $1,315,000 ($152 per share) and ($145 per share) were accrued at December 31, 1998 and December 31, 1997, respectively.

As discussed in Note 16, effective January 31, 1998, Peter R. Harvey exchanged certain ARTRA/BCA preferred stock to retire advances from ARTRA totaling $12,787,000.


10.      STOCK OPTIONS AND WARRANTS

         Stock Option Plans

In August, 1996, ARTRA's shareholders approved a stock option plan (the "1996 Plan") for certain officers, key employees and others who render services to the Company or its subsidiaries. The 1996 Plan reserves 2,000,000 shares of the Company's common stock for the granting of options on or before August 29, 2006. Options granted under the Plan shall be in the form of incentive stock options ("ISOs"), as defined under the Internal Revenue Code of 1986, as amended (the "Code") or non-statutory options which do not qualify under the Code ("NSOs"), or both, at the discretion of the Company. The purchase price of options granted under the 1996 Plan shall be not less than fair market value at the date of grant for ISOs, not less than 110% of fair market value on the date of grant for an ISO granted to a shareholder possessing 10% more of the voting stock of the Company and the fair market value per share on the date of grant in the case of NSOs. Effective October 4, 1996, the Company issued certain officers and key employees of ARTRA options to purchase 532,750 shares of ARTRA common stock at $5.25 per share, the fair market value on the date of grant. The options vested immediately and expire ten years from the date of grant.

In August 1996, ARTRA's shareholders also approved a 1996 Disinterested Directors Stock Option Plan (the "1996 Director Plan") for directors of the Company who are not employees or officers. The 1996 Director Plan reserves 200,000 shares of

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



the Company's common stock for the granting of NSOs on or before August 29, 2006 at a price equal to fair market value per share on the date of grant. In May 1998 the Company issued its outside directors options to purchase an aggregate of 62,500 ARTRA common shares at $3.75 per share, the fair market value on the date of grant. The options vested immediately and expire ten years from the date of grant.

In July 1985, ARTRA's shareholders approved a stock option plan (the "1985 Plan") for certain officers and key employees of the Company and its subsidiaries. The 1985 Plan, as amended, reserved 1,000,000 shares of the Company's common stock and authorized the granting of options on or before February 1, 1995. The purchase price of such options granted under the 1985 Plan was not less than the market value at the date of grant for ISOs and not less than 110% of the market value on the date of grant for an ISO granted to a shareholder possessing 10% more of the voting stock of the Company.

Effective for the fiscal year ending December 26, 1996, the Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". In 1998 and 1996 all stock options were granted at an exercise price equal to fair market value at the date of grant and, accordingly, no compensation expense has been recognized in connection with the Company's stock option plans. Had compensation cost for the Company's stock option plan been determined based on the fair value on the date of grant for awards in 1998 and 1996 consistent with the provisions of SFAS No. 123, the Company's earnings applicable to common shares would have been reduced to the pro forma amounts indicated below:


                                           Year Ended December 31, 1998  Year Ended December 26, 1996
                                           ----------------------------  ----------------------------
                                              As Reported    Pro forma    As Reported    Pro forma
                                               ----------    ----------    ----------    ----------
                                                      (in thousands, except per share data)

Earnings (loss) applicable to common shares:
    Continuing operations                      $   (6,117)   $   (6,216)   $   (1,456)   $   (2,906)
    Discontinued operations                        38,930        38,930         3,994         3,994
                                               ----------    ----------    ----------    ----------
    Earnings before
     extraordinary credit                          32,813        32,714         2,538         1,088
    Extraordinary credit                             --            --           9,424         9,424
                                               ----------    ----------    ----------    ----------

         Net earnings                          $   32,813    $   32,714    $   11,962    $   10,512
                                               ==========    ==========    ==========    ==========


Earnings (loss) per share:
    Basic
      Continuing operations                    $     (.78)   $     (.79)   $     (.19)   $     (.39)
      Discontinued operations                        4.94          4.94           .53           .53
                                               ----------    ----------    ----------    ----------
      Earnings before
         extraordinary credit                        4.16          4.15           .34           .14
      Extraordinary credit                           --            --            1.25          1.25
                                               ----------    ----------    ----------    ----------
         Net earnings                          $     4.16    $     4.15    $     1.59    $     1.39
                                               ==========    ==========    ==========    ==========


    Diluted
      Continuing operations                    $     (.78)   $     (.79)   $     (.19)   $     (.39)
      Discontinued operations                        4.94          4.94           .53           .53
                                               ----------    ----------    ----------    ----------
      Earnings before
         extraordinary credit                        4.16          4.15           .34           .14
      Extraordinary credit                           --            --            1.25          1.25
                                               ----------    ----------    ----------    ----------
         Net earnings                          $     4.16    $     4.15    $     1.59    $     1.39
                                               ==========    ==========    ==========    ==========

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



The fair value of stock options granted in 1998 and 1996 was estimated using the
Black-Scholes   option  pricing  model  with  the  following   weighted  average
assumptions:


                                                      1998           1996
                                                      ----           ----

           Expected life (years)                        5              5
           Interest rate                               5.0%           6.5%
           Volatility                                 50.0%          50.0%
           Dividend yield                               -              -


Information regarding all stock option plans for the three years in the period ended December 31, 1998 is as follows:

                                                 1998          1997           1996
                                             ----------    ----------    -----------
Options outstanding at beginning of year        913,050       917,850        431,500
Options granted                                  62,500          --          532,750
Options exercised                                (4,300)       (4,800)       (40,400)
Options canceled                                   --            --           (6,000)
                                             ----------    ----------    -----------

Options outstanding at end of year              971,250       913,050        917,850
                                             ==========    ==========    ===========

Options exercisable at end of year              971,250       913,050        917,850
                                             ==========    ==========    ===========

Options available for grant at end of year    1,604,750     1,667,250      1,667,250
                                             ==========    ==========    ===========


Weighted average option prices:
    Outstanding at beginning of year         $   4.61        $   4.61      $    3.89
    Options granted                          $  3.125            --        $    5.25
    Options exercised                        $   3.70        $   3.70      $    5.01
    Options canceled                             --              --        $   10.00
    Outstanding at end of year               $   4.52        $   4.61      $    4.61
    Exercisable at end of year               $   4.52        $   4.61      $    4.61


Significant option groups outstanding at December 31, 1998 and related weighted average price and remaining life information are as follows:


                        Options           Options        Exercise    Remaining
     Grant Date       Outstanding       Exercisable        Price    Life (Years)
     ----------       -----------       -----------        -----    ------------

      05-27-98             62,500            62,500        $3.125        9

      10-04-96            532,750           532,750        $5.25         7

      01-08-93           143,500            143,500        $3.75         4

      06-22-92              6,000             6,000        $5.25         3

      09-19-91             51,667            51,667        $3.65         2

      12-19-90            174,833           174,833        $3.65         1

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



Effective January 6, 1999, the Company issued certain officers and key employees of ARTRA options to purchase 413,250 shares of ARTRA common stock at $4.75 per share, the fair market value on the date of grant. The options vested immediately and expire ten years from the date of grant. Additionally, effective January 6, 1999, the Company issued its outside directors options to purchase an aggregate of 20,000 ARTRA common shares at $4.75 per share, the fair market value on the date of grant, to certain outside directors. The options vested immediately and expire ten years from the date of grant. These outside directors were not board members at the time of the May 1998 disinterested director option grants.


         Warrants

Information regarding warrants to purchase shares of the Company's common stock for the three years in the period ended December 31, 1998 is as follows:

                                                1998          1997          1996
                                            ----------    ----------    ----------
Warrants outstanding at beginning of year    2,592,350     1,711,032     1,148,549
Warrants granted                               192,500     1,196,894       632,583
Warrants exercised                                --         (35,000)      (37,500)
Warrants put back                             (500,000)     (114,000)         --
Warrants expired                              (214,850)     (166,576)      (32,600)
                                            ----------    ----------    ----------
Warrants outstanding at end of year          2,070,000     2,592,350     1,711,032
                                            ==========    ==========    ==========


                                                $3.00         $3.50         $3.50
Exercise prices per share                         to            to            to
                                                $8.00         $8.00         $9.875


The warrants, exercisable from the date of issue, expire at various dates through 2003. These warrants were issued principally as additional compensation for various short-terms loans. At December 31, 1998, warrantholders had the right to put warrants to purchase 833,144 shares of ARTRA common stock back to the Company for total consideration of $1,705,000. During 1998 warrants to purchase 500,000 shares of ARTRA common stock at prices ranging from $3.75 per share to $5.00 per share were put back to ARTRA for total consideration of $1,440,000. During 1997 warrants to purchase 114,000 shares of ARTRA common stock at prices ranging from $5.00 per share to $6.00 per share were put back to ARTRA for total consideration of $228,000.


11.      COMMITMENTS AND CONTINGENCIES

Rental expense from continuing operations was $138,000, $134,000 and $134,000 in fiscal years 1998, 1997 and 1996, respectively. Effective December 1995, John Harvey, the Company's Chairman of the board of directors purchased the building in which the Company leases office for its corporate headquarters. The lease expired in December 1998 and has been extended on a month-to-month basis. Rental expense for this lease was $126,000 annually for fiscal years 1998, 1997 and 1996.


The Company and its subsidiaries are the defendants in various business-related litigation and environmental matters. Capital expenditures for ongoing environmental compliance measures are recorded in the consolidated balance sheets and related expenses are included in the normal operating expenses of conducting business. The Company is involved with environmental compliance and remediation activities at some of its former sites and at a number of third-party sites. The Company accrues for certain environmental remediation-related activities for which commitments or clean-up plans have been developed or for which costs or minimum costs can be reasonably estimated. All accrued amounts are recorded on an undiscounted basis. At December 31, 1998 and December 31, 1997, the Company had accrued current liabilities of $1,500,000 and $1,800,000, respectively, for potential business-related litigation and environmental liabilities. While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



The discontinued Bagcraft subsidiary's Chicago facility has been the subject of allegations that it violated laws and regulations associated with the Clean Air Act. The facility has numerous sources of air emissions of volatile organic materials ("VOMs") associated with its printing operations and is required to maintain and comply with permits and emissions regulations with regard to each of these emission sources.

In November of 1995, the EPA issued a Notice of Violation ("NOV") against Bagcraft's Chicago facility alleging numerous violations of the Clean Air Act and related regulations. In May 1998 Bagcraft paid $170,000 to formally extinguish this claim.

In April 1994, the EPA notified the Company that it was a potentially responsible party for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts generated by a manufacturing facility formerly operated by the Clearshield Plastics Division ("Clearshield") of Harvel Industries, Inc. ("Harvel"), a majority owned subsidiary of ARTRA. In 1985, Harvel was merged into ARTRA's Fill-Mor subsidiary. This site has been included on the EPA's National Priorities List. In February 1983, Harvel sold the assets of Clearshield to Envirodyne. The alleged waste disposal occurred in 1977 and 1978, at which time Harvel was a majority-owned subsidiary of ARTRA. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary sued ARTRA for indemnification in connection with this proceeding. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7 million according to proofs of claim filed in the adversary proceeding. A committee formed by the named potentially responsible parties has estimated the liability respecting the activities of Clearshield to be $400,000. ARTRA has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

In a case titled Sherwin-Williams Company v. ARTRA GROUP Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company ("Sherwin-Williams") brought suit against ARTRA and other former owners of a paint manufacturing facility in Baltimore, Maryland for recovery of costs of investigation and clean-up of hazardous substances which were stored, disposed of or otherwise released at this manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of ARTRA from 1969 to 1980. Sherwin-William's current projection of the cost of clean-up is approximately $5 to $6 million. The Company has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. The Company also is vigorously defending this action and has raised numerous defenses. Currently, the case is in its early stages of discovery and the Company cannot determine what, if any, its liability may be in this matter.

ARTRA was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California respecting Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. ARTRA's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company ("Synkoloid") subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by ARTRA. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process. ARTRA entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, ARTRA defaulted on its payment obligation. ARTRA is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent decree, even if it had been honored by ARTRA, was not intended to release ARTRA from liability for costs associated with other phases of the clean-up at this site. The Company is presently unable determine what, if any, additional liability it may incur in this matter.

In recent years, the Company has been a party to certain product liability claims relating to the former Synkoloid subsidiary. The Company's product liability insurance has covered all such claims settled to date. As of December 31, 1998, the Company anticipates that its product liability insurance is adequate to cover any additional pending claims.

Several cases have arisen from ARTRA's purchase of Dutch Boy Paints which owned a facility in Chicago which it purchased from NL Industries. In a case titled City of Chicago v. NL Industries, Inc. and ARTRA GROUP Incorporated, filed in the Circuit Court of Cook County, Illinois, the City of Chicago brought a nuisance action and alleged that ARTRA (and NL Industries, Inc.) had improperly stored, discarded and disposed of hazardous substances at the Dutch Boy site,

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (continued)



and that ARTRA had conveyed the site to Goodwill Industries to avoid clean-up costs. At the time the suit was filed, the City of Chicago claimed that it would cost $1,000,000 to remediate the site.

ARTRA and NL Industries, Inc. have counter sued each other and have filed third party actions against the subsequent owners of the property. The Company is presently unable to determine its liability, if any, in connection with this case. The parties were conducting discovery but the case was stayed pending the resolution of the EPA action described below.

In 1986, in a case titled People of the State of Illinois v. NL Industries, Inc., ARTRA GROUP Incorporated, et al., the Cook County State's attorney filed suit seeking response costs in excess of $2,000,000 and treble punitive damages for costs expended by IEPA in remediating contamination at the Dutch Boy site, alleging that all former owners contributed to the contamination. In 1989, the Circuit Court dismissed the action, holding that the state had failed to exhaust its administrative procedures. In 1992, this holding was reversed by the Illinois Supreme Court. In 1996, the Illinois Appellate Court affirmed the District Court's decision to dismiss the case based on lack of due diligence on the part of the State of Illinois. The State of Illinois has filed a Petition for Rehearing which was granted. The Company is presently unable to determine ARTRA's liability, if any, in connection with this case.

On November 17, 1995, the EPA issued letters to ARTRA, NL Industries and others alleging that they were potentially responsible parties with respect to releases at the Dutch Boy facility in Chicago and demanding that they remediate the site. NL Industries entered into a consent decree with EPA in which it agreed to remediate the site. The Company is presently unable to determine its liability, if any, in connection with this case.


12.      INCOME TAXES

The provision (credit) for income taxes (in thousands) is included in the statements of operations as follows:


                                       1998       1997       1996
                                    -------    -------    -------

         Continuing operations      $  --      $  --      $  --
         Extraordinary credit          --         --          200
         Discontinued  operations     1,600        (19)       152
                                    -------    -------    -------
                                    $ 1,600    $   (19)   $   352
                                    =======    =======    =======


A summary of the provision (credit) for income taxes (in thousands) is as follows:


                                      1998       1997       1996
                                    -------    -------    -------

         Current:
             Federal                $   700    $  --      $   200
             State                      900        (19)       152
                                    -------    -------    -------

                                    $ 1,600    $   (19)   $   352
                                    =======    =======    =======


Due to the utilization of tax loss carryforwards, no Federal income tax expense is reflected in the Company's financial statements resulting from the 1998 earnings from discontinued operations or the 1996 extraordinary credit, except for Federal alternative minimum tax. The 1996 extraordinary credit represents a net gain from discharge of indebtedness.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



12.      INCOME TAXES, continued

In 1998, 1997 and 1996, the effective tax rates from operations, including discontinued operations were 4.5%, (1.0)% and 2.5%, respectively, as compared to the statutory Federal rate, which are reconciled (in thousands) as follows:


                                                   1998      1997        1996
                                                --------   --------    --------

  Provision (credit) for income taxes
    using statutory rate                        $ 12,013   $    633    $  4,709
  State and local taxes,
    net of Federal benefit                           900        (19)        152
  Current year tax loss not utilized                --       (1,680)       --
  Deferred finance fee                              --          919         127
  Amortization of goodwill                          --          104         104
  Previously unrecognized benefit
    from utilizing tax loss carryforwards        (12,035)      --        (4,767)
  Alternative minimum tax                            700       --          --
  Other                                               22         24          27
                                                --------   --------    --------
                                                $  1,600   $    (19)   $    352
                                                ========   ========    ========

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



12.      INCOME TAXES, continued

The types of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts that give rise to the deferred tax liabilities and deferred tax assets at December 31, 1998 and December 31, 1997 and their approximate tax effects (in thousands) are as follows:

                                                                1998                       1997
                                                    --------------------------   ------------------------
                                                     Temporary        Tax        Temporary        Tax
                                                     Difference    Difference    Difference    Difference

         Investment in COMFORCE Corporation           $ 36,000      $ 14,000      $ 36,000      $ 14,000
         Accrued personnel costs                          --            --           1,200           500
         Restructuring reserve                            --            --             600           200
         Environmental reserve                            --            --             300           100
         Other                                           2,500         1,000         3,400         1,300
         Capital loss carryforward                        --            --           3,500         1,400
         Net operating loss                             10,200         4,000        40,000        15,600
                                                                    --------                    --------
                   Total deferred tax assets                          19,000                      33,100
                                                                    --------                    --------

         Inventories                                      --            --          (1,900)         (700)

         Accumulated depreciation                         --            --          (5,100)       (2,000)

         Other                                            (800)         (300)         (800)         (300)
                                                                    --------                    --------
                   Total deferred tax liabilities                       (300)                      3,000
                                                                    --------                    --------
                   Valuation allowance                               (18,700)                    (30,100)
                                                                    --------                    --------
                   Net deferred tax asset                           $   --                      $   --
                                                                    ========                    ========


The Company has recorded a valuation allowance with respect to the future tax benefits and the net operating loss reflected in deferred tax assets as a result of the uncertainty of their ultimate realization.

At December 31, 1998, the Company and its subsidiaries had Federal income tax loss carryforwards of approximately $10,000,000 expiring principally in 2010 - 2012, available to be applied against future taxable income, if any. In recent years, the Company has issued shares of its common stock to repay various debt obligations, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its Federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs. In the opinion of management, the Company is not currently subject to such limitations regarding the utilization of its Federal income tax loss carryforwards. Should the Company continue to issue a significant number of shares of its common stock, it could trigger a limitation that would prevent it from utilizing a substantial portion of its Federal income tax loss carryforwards.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



13.      EMPLOYEE BENEFIT PLANS

The Company maintains a defined contribution 401 (k) plan covering substantially all employees. Both employee and employer contributions are generally determined as a percentage of the covered employee's annual compensation. The total expense charged to operations relating to this plan amounted to $45,000, $38,000 and $28,000 in 1998, 1997 and 1996, respectively.

The Company typically does not offer the types of benefit programs that fall under the guidelines of Statement of Financial Accounting Standards No. 132 - Employers' Disclosures about Pensions and Other Postretirement Benefits.


14.      EARNINGS PER SHARE

The Company adopted SFAS No. 128, "Earnings per Share," for the year ended December 31, 1998. Adoption of this pronouncement, which was applied to prior periods presented, did not have a material impact on the Company's financial statements.

Basic earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock outstanding during each period.

Diluted earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock and common stock equivalents (redeemable common stock, stock options and warrants), unless anti-dilutive, during each period. During the years ended December 31, 1998, 1997 and 1996, the number of anti-dultive common stock equivalents outstanding during each period totaled 77,000, 123,000 and 414,000 shares, respectively.


Earnings (loss) per share for each of the three fiscal years in the period ended December 31, 1998 was computed as follows (in thousands, except per share amounts):


                                                    Year Ended                Year Ended                  Year Ended
                                                December 31, 1998         December 31, 1997            December 26, 1996
                                               ---------------------     ---------------------      ------------------------
                                                 Basic       Diluted       Basic       Diluted         Basic       Diluted
                                               --------      --------    --------      --------      --------      --------
   AVERAGE SHARES OUTSTANDING:
     Weighted average shares outstanding          7,891         7,891       7,970         7,970         7,525         7,525
     Common stock equivalents
         (options/warrants)                        --            --          --            --            --            --
                                               --------      --------    --------      --------      --------      --------
                                                  7,891         7,891       7,970         7,970         7,525         7,525
                                               ========      ========    ========      ========      ========      ========

   EARNINGS (LOSS):
     Earnings (loss) from
       continuing operations                   $ (5,707)     $ (5,707)   $  1,066      $  1,066      $   (445)     $   (445)
     Dividends applicable to
        redeemable preferred stock                 (410)         (410)       (693)         (693)         (621)         (621)
     Redeemable common stock accretion             --            --          (400)         (400)         (390)         (390)
                                               --------      --------    --------      --------      --------      --------
     Loss from continuing operations
        applicable to common shareholders        (6,117)       (6,117)        (27)          (27)       (1,456)       (1,456)
     Earnings (loss) from
       discontinued operations                   38,930        38,930        (293)         (293)        3,994         3,994
                                               --------      --------    --------      --------      --------      --------
     Earnings (loss) before
       extraordinary credit                      32,813        32,813        (320)         (320)        2,538         2,538
     Extraordinary credit                          --            --          --            --           9,424         9,424
                                               --------      --------    --------      --------      --------      --------

     Net earnings (loss)                       $ 32,813      $ 32,813    $   (320)     $   (320)     $ 11,962      $ 11,962
                                               ========      ========    ========      ========      ========      ========


                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)



14.      EARNINGS PER SHARE, continued

                                             Year Ended            Year Ended          Year Ended
                                          December 31, 1998     December 31, 1997    December 26, 1996
                                         --------------------  ------------------   -------------------
                                         Basic       Diluted   Basic     Diluted   Basic      Diluted
   PER SHARE AMOUNTS:
     Loss from continuing operations
        applicable to common shares      $   (.78)  $   (.78)  $  --     $  --     $   (.19)  $   (.19)
     Earnings (loss) from
        discontinued  operations             4.94       4.94      (.04)     (.04)       .53        .53
                                         --------   --------   -------   -------   --------   --------

     Earnings (loss) before
        extraordinary credit                 4.16       4.16      (.04)     (.04)       .34        .34
     Extraordinary credit                   --         --         --        --         1.25       1.25
                                         --------   --------   -------   -------   --------   --------

     Net earnings (loss) applicable
        to common shares                 $   4.16   $   4.16   $  (.04)  $  (.04)  $   1.59   $   1.59
                                         ========   ========   =======   =======   ========   ========


15.           LITIGATION

In November, 1993, ARTRA filed suit in the Circuit Court of the Eighteenth Judicial Circuit for the state of Illinois against Salomon Brothers, Inc., Salomon Brothers Holding Company, Inc., Charles K. Bobrinskoy, Michael J. Zimmerman (collectively, "Salomon Defendants"), D.P. Kelly & Associates, L.P., ("DPK"), Donald P. Kelly ("Kelly Defendants" along with DPK), James F. Massey and William Rifkind relating to the acquisition of Envirodyne Industries, Inc. in 1989 by Emerald Acquisition Corp.

Effective December 31, 1997, the above parties reached a settlement agreement and all pending litigation was dismissed. ARTRA recognized a gain from the settlement agreement of $10,416,000 ($1.31 per share), net of related legal fees and other expenses.

The Company and its subsidiaries are the defendants in various other business-related litigation and environmental matters (see Note 11). Management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements.


16.      RELATED PARTY TRANSACTIONS

At December 31, 1997, advances to Peter R. Harvey, ARTRA's president, classified in the consolidated balance sheet as a reduction of common shareholders' equity, (in thousands) consisted of:

             Total advances, including accrued interest            $18,226

             Less interest for the period January 1,
             1993 to date, accrued and fully reserved               (2,789)
                                                                   -------
                                                                    15,437
             Less compensation/expense reimbursement                (2,816)
                                                                   -------
                   Net advances                                    $12,621
                                                                   =======

ARTRA had total advances due from its president, Peter R. Harvey, of which $18,226,000, including accrued interest, remained outstanding at December 31, 1997. These advances provided for interest at varying rate from 10.5% to 12%. This receivable from Peter R. Harvey had been classified as a reduction of common shareholders' equity.

Commencing January 1, 1993 to date, interest on the advances to Peter R. Harvey had been accrued and fully reserved.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


In March 1998, ARTRA's Board of Directors ratified a proposal to settle Mr. Harvey's advances as follows:

          Effective December 31, 1997, Mr. Harvey's net advances from ARTRA were offset by $2,816,000 ($5,605,000 net of interest accrued and reserved for the period 1993 - 1997) to $12,621,000. This offset of Mr. Harvey's advances represented a combination of compensation for prior year guarantees of ARTRA obligations to private and institutional lenders, compensation in excess of the nominal amounts Mr. Harvey received for the years 1995 - 1997 and reimbursement for expenses incurred to defend ARTRA against certain litigation.

          Effective January 31, 1998, Mr. Harvey's remaining advances totaling $12,787,000 were paid with consideration consisting of the following ARTRA/BCA preferred stock held by Mr. Harvey:

                                                                Face Value Plus
                               Security                        Accrued Dividends
   ------------------------------------------------------      -----------------
   ARTRA redeemable preferred stock, 1,734.28 shares             $   2,751,000
   BCA Holdings Series A preferred stock, 1,784.029 shares           2,234,000
   BCA Holdings Series B preferred stock,  6,172 shares              7,802,000
                                                                 -------------
                                                                 $  12,787,000
                                                                 =============

For a discussion of certain other related party debt obligations see Note 7.


17.      SUBSQUENT EVENT - APPROVAL OF MERGER (UNAUDITED)

On February 23, 1999, ARTRA entered into an agreement with Entrade Inc. ("Entrade"), formerly NA Acquisition Corp., and WorldWide Web NetworX Corporation ("WorldWide") providing for the merger of a subsidiary of Entrade with ARTRA. Entrade owns all of the outstanding capital stock of entrade.com and 25% of the Class A Common Stock of asseTrade.com.

entrade.com is an Internet business-to-business electronic commerce ("e-commerce") company seeking to provide asset disposition solutions for the utility and large industrial manufacturing sectors. asseTrade.com proposes to develop and implement comprehensive asset/inventory recovery, disposal, remarketing and management solutions for corporate clients through advanced Internet electronic business applications, including on-line auctions.

In connection with the execution of the Merger Agreement, on February 23, 1999, Entrade acquired certain software and intellectual property and 25% of the shares of Class A Voting Common Stock of asseTrade.com (collectively, the "Purchased Assets") from WorldWide, in exchange for 1,800,000 shares of Entrade common stock, $800,000 in cash and a note for $500,000, payable upon the consummation of the Merger or the earlier termination of the Merger Agreement. On February 16, 1999, Entrade had agreed with Energy Trading Company, a wholly owned subsidiary of Peco Energy Company, to issue to Energy Trading Company
200,000 shares of Entrade common stock, and to pay Energy Trading Company $100,000 in exchange for certain retained rights Energy Trading Company held in the Purchased Assets. Entrade also agreed with both WorldWide and Energy Trading Company that it would provide a minimum of $4,000,000 in funding for entrade.com. Under separate loan agreements, ARTRA agreed to loan Entrade up to $2,000,000 and advance an additional $250,000 to fund the $800,000 cash payment to WorldWide and to provide funding for entrade.com until the consummation of the Merger or the earlier termination of the Merger Agreement. Under the Merger Agreement, the Company agreed to guaranty the $4,000,000 funding for entrade.com if the Merger is consummated.

On September 22, 1999, the shareholders of ARTRA approved the agreement and, effective September 23, 1999, the merger was completed. The former ARTRA shareholders received one share of Entrade common Stock in exchange for each share of ARTRA common stock. Additionally, holders of ARTRA Series A preferred stock receive 329 shares of Entrade common stock for each share of ARTRA Series A preferred stock.

Entrade had no operations and no revenues related to the assets it acquired prior to commencing limited operations in February 1999. Accordingly, the historical financial statements of ARTRA are presented as the precessor financial statements of Entrade.

In September 1999, asseTrade.com entered into an agreement with an investor providing for an initial purchase of shares asseTrade.com Series A Preferred stock. Upon completion of the transaction, subject to certain performance criteria on the part of asseTrade.com, the investor will purchase additional shares of asseTrade.com Series A Preferred stock. Upon certain conditions, the asseTrade.com Series A Preferred stock is convertible into shares of asseTrade.com Class A common stock. Assuming completion of the transaction and conversion of the asseTrade.com Series A Preferred stock into shares of asseTrade.com Class A common stock, the investor will hold a 30.1% interest in the Class A Common Stock of asseTrade.com. and Entrade's interest in the Class A Common Stock of asseTrade.com. will be reduced to 17.5%.

                   ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                   (Unaudited in thousands, except share data)


                                                      June 30,   December 31,
                                                        1999        1998
                                                      --------    --------

                    ASSETS
Current assets:
   Cash and equivalents                               $ 10,495    $ 11,753
   Restricted cash and equivalents                         111       1,045
   Available-for-sale securities                         4,577       8,200
   Other                                                   221         270
                                                      --------    --------
               Total current assets                     15,404      21,268

Other assets:
   Advances to Entrade Inc.                              1,428        --
   Other                                                    89        --
                                                      --------    --------
                                                      $ 16,921    $ 21,268
                                                      ========    ========


                    LIABILITIES
Current liabilities:
   Accrued expenses                                   $    590    $    568
   Income taxes                                          1,114       1,854
   Common stock put warrants                               511       1,705
   Liabilities of discontinued operations                8,464      10,328
                                                      --------    --------
               Total current liabilities                10,679      14,455
                                                      --------    --------

Commitments and contingencies

Redeemable preferred stock                               3,051       2,857


                    SHAREHOLDERS' EQUITY
Common stock, no par value;
   authorized 20,000,000 shares;
   issued 9,318,105 shares in 1999
   and 8,302,110 shares in 1998                          6,989       6,227
Additional paid-in capital                              53,047      42,734
Deferred stock compensation                             (3,702)       --
Unrealized appreciation of investments                   7,297      10,920
Accumulated deficit                                    (58,815)    (54,300)
                                                      --------    --------
                                                         4,816       5,581
Less treasury stock, 437,882 shares, at cost             1,625       1,625
                                                      --------    --------
                                                         3,191       3,956
                                                      --------    --------
                                                      $ 16,921    $ 21,268
                                                      ========    ========



The accompanying notes are an integral part of the consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Unaudited in thousands, except per share data)


                                                                     Three Months Ended     Six Months Ended
                                                                          June 30,              June 30,
                                                                     ------------------    ------------------
                                                                       1999       1998*      1999       1998*
                                                                     -------    -------    -------    -------
Net sales                                                            $  --      $  --      $  --      $  --
                                                                     -------    -------    -------    -------

Costs and expenses:
   Cost of goods sold,
     exclusive of depreciation and amortization                         --         --         --         --
   Selling, general and administrative                                 3,174        530      4,528      1,152
                                                                     -------    -------    -------    -------
                                                                       3,174        530      4,528      1,152
                                                                     -------    -------    -------    -------

Operating loss                                                        (3,174)      (530)    (4,528)    (1,152)
                                                                     -------    -------    -------    -------

Other income (expense):
   Interest income (expense), net                                        121       (853)       207     (1,987)
   Realized gain on disposal
     of available-for-sale securities                                   --          267       --          320
   Other income (expense), net                                          --            2       --          (74)
                                                                     -------    -------    -------    -------
                                                                         121       (584)       207     (1,741)
                                                                     -------    -------    -------    -------

Loss from continuing operations before income taxes                   (3,053)    (1,114)    (4,321)    (2,893)
Provision for income taxes                                              --         --         --         --
                                                                     -------    -------    -------    -------
Loss from continuing operations                                       (3,053)    (1,114)    (4,321)    (2,893)
Earnings from discontinued operations                                   --          948       --          810
                                                                     -------    -------    -------    -------
Net loss                                                              (3,053)      (166)    (4,321)    (2,083)
Dividends applicable to redeemable preferred stock                      (130)       (95)      (194)      (219)
                                                                     -------    -------    -------    -------
Loss applicable to common shares                                     ($3,183)   ($  261)   ($4,515)   ($2,302)
                                                                     =======    =======    =======    =======

Earnings (loss) per share applicable to common shares:
    Basic
       Continuing operations                                         ($ 0.37)   ($ 0.15)   ($ 0.54)   ($ 0.39)
       Discontinued operations                                          --         0.12       --         0.10
                                                                     -------    -------    -------    -------
                 Net loss                                            ($ 0.37)   ($ 0.03)   ($ 0.54)   ($ 0.29)
                                                                     =======    =======    =======    =======

     Weighted average number of shares
       of common stock outstanding                                     8,655      7,864      8,331      7,914
                                                                     =======    =======    =======    =======

    Diluted
       Continuing operations                                         ($ 0.37)   ($ 0.15)   ($ 0.54)   ($ 0.39)
       Discontinued operations                                          --         0.12       --         0.10
                                                                     -------    -------    -------    -------
                 Net loss                                            ($ 0.37)   ($ 0.03)   ($ 0.54)   ($ 0.29)
                                                                     =======    =======    =======    =======

     Weighted average number of shares of common stock
       and common stock equivalents outstanding                        8,655      7,864      8,331      7,914
                                                                     =======    =======    =======    =======




The accompanying notes are an integral part of the condensed consolidated financial statements.

---------------------------
* As reclassified for discontinued operations.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                   (Unaudited in thousands, except share data)


                                                                            Accumulated
                                     Common Stock  Additional  Deferred        Other                 Treasury Stock       Total
                                  -----------------  Paid-in     Stock     Comprehensive Accumulated ---------------   Shareholders'
                                    Shares  Dollars  Capital  Compensation    Income      (Deficit)  Shares  Dollars      Equity
                                  --------- ------- --------- ------------ ------------  ----------  ------- -------   ------------
Balance at December 31, 1998      8,302,110  $6,227   $42,734                   $10,920    ($54,300) 437,882 ($1,625)        $3,956
                                                                                                                       ------------

Comprehensive income (loss):
 Net loss                                 -       -         -                         -      (4,321)       -       -         (4,321)
 Net decrease in unrealized
  appreciation of investments             -       -         -                    (3,623)          -        -       -         (3,623)
                                                                                                                       ------------
   Comprehensive income (loss)                                                                                               (7,944)
                                                                                                                       ------------

Other changes in
 shareholders' equity:
  Exercise of warrants to
   purchase common stock            978,598     734     3,520                         -           -        -       -          4,254
  Exercise of options to
   purchase common stock             37,397      28       124                         -           -        -       -            152
  Stock options issued
   and deferred
   stock-based compensation               -       -     4,900       (4,900)           -           -        -       -              -
  Compensation expense recognized         -       -         -        1,198            -           -        -       -          1,198
  Outstanding stock options               -       -       575            -            -           -        -       -            575
  Reverse put liability
   for warrants exercised                 -       -     1,194            -            -           -        -       -          1,194
  Redeemable preferred
    stock dividends                       -       -         -                         -        (194)       -       -           (194)
                                                                                                                       ------------
    Other changes in
     shareholders' equity                                                                                                     7,179
                                                                                                                       ------------

                                  --------- ------- ---------  -----------  -----------   ---------  ------- -------   ------------
Balance at June 30, 1999          9,318,105  $6,989   $53,047      ($3,702)      $7,297    ($58,815) 437,882 ($1,625)        $3,191
                                  ========= ======= =========  ===========  ===========   =========  ======= =======   ============


The accompanying notes are an integral part of the condensed consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited in thousands)




                                                             Six Months Ended
                                                                 June 30,
                                                           --------------------
                                                             1999        1998
                                                           --------    --------

Net cash flows from (used by) operating activities         ($ 3,781)   $    701
                                                           --------    --------

Cash flows from investing activities:
   Advances to Entrade Inc.                                  (2,728)       --
   Decrease in restricted cash                                  934        --
   Additions to property, plant and equipment                  --        (1,105)
   Proceeds from sale of COMFORCE common stock                 --           170
   Other                                                        (89)       --
                                                           --------    --------
Net cash flows used by investing activities                  (1,883)       (935)
                                                           --------    --------

Cash flows from financing activities:
   Proceeds from exercise of stock options and warrants       4,406          17
   Net decrease in short-term debt                             --          (379)
   Proceeds from long-term borrowings                          --        70,186
   Reduction of long-term debt                                 --       (72,625)
   Repurchase of common stock previously issued
      to pay down short-term notes                             --        (1,518)
   Redemption of detachable put warrants                       --        (1,410)
   Other                                                       --            (1)
                                                           --------    --------
Net cash flows from (used by) financing activities            4,406      (5,730)
                                                           --------    --------

Decrease in cash and cash equivalents                        (1,258)     (5,964)
Cash and equivalents, beginning of period                    11,753       5,991
                                                           --------    --------
Cash and equivalents, end of period                        $ 10,495    $     27
                                                           ========    ========



Supplemental schedule of noncash
  investing and financing activities:
    ARTRA/BCA redeemable preferred
      stock received as payment of
      Peter Harvey advances                                    --        12,787






The accompanying notes are an integral part of the condensed consolidated financial statements.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION

ARTRA Group Incorporated, (hereinafter "ARTRA" or the "Company"), is a Pennsylvania corporation incorporated in 1933. Through November 20, 1998, ARTRA operated in one industry segment as a manufacturer of packaging products principally serving the food industry. The packaging products business was conducted by the Company's wholly-owned subsidiary, Bagcraft Corporation of America ("Bagcraft"), which business was sold on November 20, 1998.

As discussed in Note 2, on February 23, 1999, ARTRA entered into an agreement with Entrade Inc. ("Entrade"), formerly NA Acquisition Corp., and WorldWide Web NetworX Corporation ("WorldWide") providing for the merger of a subsidiary of Entrade with ARTRA. Entrade, a 90% owned subsidiary of WorldWide, owns all of the outstanding capital stock of entrade.com, Inc. ("entrade.com") and 25% of the Class A Common Stock of asseTrade.com, Inc. ("asseTrade.com").

Consummation of the merger is subject to the approval of the shareholders of ARTRA. The Company expects to complete the transaction during the third quarter of 1999.

These condensed consolidated financial statements are presented in accordance with the requirements of Form 10-Q and consequently do not include all the disclosures required in the Company's annual report on Form 10-K. Accordingly, the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, should be read in conjunction with the accompanying consolidated financial statements. The condensed consolidated balance sheet as of December 31, 1998 was derived from the audited consolidated financial statements in the Company's annual report on Form 10-K.

In the opinion of the Company, the accompanying condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the financial position as of June 30, 1999, and the results of operations and changes in cash flows for the three month periods ended June 30, 1999 and June 30, 1998. Reported interim results of operations are based in part on estimates that may be subject to year-end adjustments. In addition, these quarterly results of operations are not necessarily indicative of those expected for the year.


2.       CHANGE OF BUSINESS

         Entrade Inc.

On February 23, 1999, ARTRA entered into an Agreement and Plan of Merger (the "Merger Agreement") with WorldWide, Entrade, a 90% owned subsidiary of WorldWide, and WWWX Merger Subsidiary, Inc. ("Merger Sub"), a wholly owned subsidiary of Entrade, pursuant to which Merger Sub will merge into the Company (the "Merger"), with the Company being the surviving corporation. As a result of the Merger, the Company will become a wholly owned subsidiary of Entrade, and the shareholders of the Company will become shareholders of Entrade. Under the terms of the Merger Agreement, the Company's shareholders will receive one share of Entrade Common Stock in exchange for each share of the Company's Common Stock. Additionally, holders of ARTRA Series A preferred stock will receive 329 shares of Entrade common stock for each share of ARTRA Series A preferred stock. All stock options and warrants issued by the Company and outstanding on the closing date of the Merger will be converted into Entrade stock options and warrants.

Entrade owns all of the outstanding capital stock of entrade.com and 25% of the Class A Common Stock of asseTrade.com.

entrade.com is an Internet business-to-business electronic commerce ("e-commerce") company seeking to provide asset disposition solutions for the utility and large industrial manufacturing sectors. asseTrade.com proposes to develop and implement comprehensive asset/inventory recovery, disposal, remarketing and management solutions for corporate clients through advanced Internet electronic business applications, including on-line auctions.

In connection with the execution of the Merger Agreement, on February 23, 1999, Entrade acquired certain software and intellectual property and 25% of the shares of Class A Voting Common Stock of asseTrade.com (collectively, the "Purchased Assets") from WorldWide, in exchange for 1,800,000 shares of Entrade common stock, $800,000 in cash and a note for $500,000, payable upon the consummation of the Merger or the earlier termination of the Merger

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


Agreement. On February 16, 1999, Entrade had agreed with Energy Trading Company, a wholly owned subsidiary of Peco Energy Company, to issue to Energy Trading
Company 200,000 shares of Entrade common stock, and to pay Energy Trading Company $100,000 in exchange for certain retained rights Energy Trading Company held in the Purchased Assets. Entrade also agreed with both WorldWide and Energy Trading Company that it would provide a minimum of $4,000,000 in funding for entrade.com. Under separate loan agreements, ARTRA agreed to loan Entrade up to $2,000,000 and advance an additional $250,000 to fund the $800,000 cash payment to WorldWide and to provide funding for entrade.com until the consummation of the Merger or the earlier termination of the Merger Agreement. Under the Merger Agreement, the Company agreed to guaranty the $4,000,000 funding for entrade.com if the Merger is consummated.

In August 1999, WorldWide agreed to loan Entrade up to $500,000 to fund Entrade's operations for the period from the date of the loan to the closing date under the Merger Agreement. This amount will be repaid to WorldWide as a condition to closing the Merger.

Consummation of the Merger is subject to the approval of the shareholders of ARTRA. The Company expects to complete the transaction during the third quarter of 1999.

If the Merger Agreement terminates solely because the ARTRA shareholders have not approved the Merger Agreement and the Merger, all obligations of WorldWide and Entrade to repay the amounts loaned to either or both of them by ARTRA under the loan agreement and an additional $250,000 advanced to Entrade by ARTRA will terminate and the loans made by ARTRA to WorldWide and to Entrade under the loan agreement will be forgiven as a "break-up" fee to WorldWide and Entrade equal to the aggregate amount of the loan as defined in the loan agreement and the additional $250,000 advance.


         Bagcraft

Effective August 26, 1998, ARTRA and its wholly-owned BCA Holdings, Inc. ("BCA") subsidiary, the parent of Bagcraft, agreed to sell the business assets of Bagcraft. Additionally, the buyer agreed to assume certain Bagcraft liabilities. The disposition of the Bagcraft business resulted in a net gain of $35,985,000.

The Company's 1998 consolidated financial statements have been reclassified to report separately the results of operations of Bagcraft. The operating results (in thousands) for the six months ended June 30, 1998 of the discontinued Bagcraft subsidiary consist of:


          Net sales                                           $ 63,265
                                                              ========

          Earnings from operations before income taxes
               and minority interest                          $  1,154
          Provision for income taxes                               (44)
          Minority interest                                       (300)
                                                              --------
          Earnings from discontinued operations               $    810
                                                              ========

          Earnings per share from discontinued operations     $    .10
                                                              ========





Liabilities of discontinued operations at June 30, 1999 and December 31, 1998 of $8,464,000 and $10,328,000, respectively, include BCA/Bagcraft redeemable preferred stock issues (see Note 4), contractual obligations, environmental matters and other future estimated costs for various discontinued operations.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


3.       INVESTMENT IN COMFORCE CORPORATION

At June 30, 1999 ARTRA's investment in COMFORCE Corporation ("COMFORCE"), 1,525,500 shares, currently a common stock ownership interest of approximately 9%, was classified in the Company's condensed consolidated balance sheet in current assets as "Available-for-sale securities." At June 30, 1999 the gross unrealized gain relating to ARTRA's investment in COMFORCE, reflected as a separate component of shareholders' equity, was $7,297,000. The investment in COMFORCE common stock, which represents a significant portion of the Company's assets at June 30, 1999 and December 31, 1998, is subject to liquidity and market price risks.

In January 1996, the Company's Board of Directors approved the sale of 200,000 of ARTRA's COMFORCE common shares to certain officers, directors and key employees of ARTRA for non-interest bearing notes totaling $400,000. The notes are collateralized by the related COMFORCE common shares. Additionally, the noteholders have the right to put their COMFORCE shares back to ARTRA in full payment of the balance of their notes.

 Based upon the preceding factors, the Company had concluded that, for reporting purposes, it had effectively granted options to certain officers, directors and key employees to acquire 200,000 of ARTRA's COMFORCE common shares. Accordingly, in January 1996 these 200,000 COMFORCE common shares were removed from the Company's portfolio of "Available-for-sale securities" and were classified in the Company's condensed consolidated balance sheet as other receivables with an aggregate value of $400,000, based upon the value of proceeds to be received upon future exercise of the options. The disposition of these 200,000 COMFORCE common shares resulted in a gain that was deferred and will not be recognized in the Company's financial statements until the options to purchase these 200,000 COMFORCE common shares are exercised.

During the three and six months ended June 30, 1998, options to acquire 70,750 and 84,750 of these COMFORCE common shares were exercised resulting in realized gains of $267,000 and $320,000, respectively. At June 30, 1999, options to acquire 55,750 COMFORCE common shares remained unexercised and were classified in the Company's condensed consolidated balance sheet as other current assets with an aggregate value of $112,000, based upon the value of proceeds to be received upon future exercise of the options.


4.       REDEEMABLE PREFERRED STOCK

         ARTRA

In March 1990, ARTRA issued 3,750 shares of $1,000 par value junior non-convertible payment-in-kind redeemable Series A Preferred Stock with an estimated fair value of $1,012,000, net of unamortized discount of $2,738,000 as partial consideration for the acquisition of the discontinued Bagcraft subsidiary.

At June 30, 1999 and December 31, 1998, 1,849.34 shares of Series A Preferred Stock were outstanding with carrying values of $3,051,000 and $2,857,000, respectively, including accumulated dividends, net of unamortized discount of $102,000 and $239,000, respectively. The Series A Preferred Stock accrues dividends at the rate of 6% per annum and is redeemable by ARTRA on March 1, 2000 at a price of $1,000 per share plus accrued dividends. Accumulated dividends of $1,338,000 ($724 per share) and $1,246,000 ($674 per share) were accrued at June 30, 1999 and December 31, 1998, respectively.

         BCA Holdings/ Bagcraft

During 1992 and 1993, in exchange for cash consideration of $3,675,000, a former related party received 3,675 shares of BCA Series A preferred stock (6% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share). At June 30, 1999 and December 31, 1998, liabilities of discontinued operations included 1,036.39 and 1,672.18 BCA Series A redeemable preferred shares with accumulated dividends of $318,000 ($307 per share) and $514,000 ($307 per share), respectively.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


Effective February 15, 1996, BCA, Bagcraft and a former related party entered into an agreement to exchange certain preferred stock between the Companies. Per terms of the exchange agreement BCA issued 8,135 shares of BCA Series B preferred stock (13.5% cumulative, redeemable preferred stock with a liquidation preference equal to $1,000 per share) to the former related party in exchange for 41,350 shares of Bagcraft redeemable preferred stock. At June 30, 1999 and December 31, 1998, liabilities of discontinued operations included 1,675.79 BCA Series B redeemable preferred shares with accumulated dividends of $650,000 ($388 per share).

Both the BCA Series A preferred stock and the BCA Series B preferred stock are redeemable at the option of the issuer for an amount equal to face value plus accumulated dividends. The BCA Series B preferred stock was redeemable on June 1, 1997.

At June 30, 1999 and December 31, 1998, liabilities of discontinued operations included 8,650 shares of Bagcraft 13.5% cumulative, redeemable preferred stock (liquidation preference equal to $100 per share). Accumulated dividends of $1,315,000 were accrued at June 30, 1999 and December 31, 1998 ($152 per share).


        Proposed Exchange Under Merger Agreement

On February 23, 1999, ARTRA entered into a Merger Agreement with WorldWide and Entrade (see Note 2). As a result of the Merger, the Company will become a wholly owned subsidiary of Entrade, and the shareholders of the Company will become shareholders of Entrade. Under the terms of the Merger Agreement, if approved by the Company's shareholders, the holders of ARTRA Series A preferred stock will receive 329 shares of Entrade Common Stock in exchange for each share of their ARTRA Series A preferred stock.

The Merger Agreement as amended as of August 9, 1999, does not provide for the issuance of shares of Entrade common stock in exchange for any outstanding shares of BCA Series A preferred stock or BCA Series B preferred stock.


5.       INCOME TAXES

No income tax benefit was recognized in connection with the Company's 1998 and 1997 pre-tax losses due to the Company's tax loss carryforwards and the uncertainty of future taxable income.

At December 31, 1998, the Company and its subsidiaries had Federal income tax loss carryforwards of approximately $10,000,000 expiring principally in 2010 - 2012, available to be applied against future taxable income, if any. In recent years, the Company has issued shares of its common stock to repay various debt obligations, upon exercise of stock options and warrants, as consideration for acquisitions, to fund working capital obligations and as consideration for various other transactions. Section 382 of the Internal Revenue Code of 1986 limits a corporation's utilization of its Federal income tax loss carryforwards when certain changes in the ownership of a corporation's common stock occurs. In the opinion of management, the Company is not currently subject to such limitations regarding the utilization of its Federal income tax loss carryforwards. Should the Company continue to issue a significant number of shares of its common stock, it could trigger a limitation on its ability to utilize its Federal income tax loss carryforwards. The pending Merger with Entrade will not affect ARTRA's Federal income tax loss carryforwards.



6.       EARNINGS PER SHARE

Effective December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share". Basic earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock outstanding during each period.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


Diluted earnings (loss) per share is computed by dividing the income available to common shareholders, net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock and common stock equivalents (stock options and warrants), unless anti-dilutive, during each period. During the three months ended June 30, 1999 and 1998, the number of anti-dultive common stock equivalents oustanding during each period totaled 26,000 and 25,000 shares, respectively. During the six months ended June 30, 1999 and 1998, the number of anti-dultive common stock equivalents outstanding during each period totaled 1,471,000 and 1,098,000 shares, respectively.

Earnings (loss) per share for the three and six months ended June 30, 1999 and 1998 was computed as follows (in thousands, except per share amounts):

                                                          Three Months Ended    Three Months Ended
                                                             June 30, 1999         June 30, 1998
                                                          ------------------    ------------------
                                                           Basic     Diluted     Basic     Diluted
                                                          -------    -------    -------    -------
AVERAGE SHARES OUTSTANDING:
  Weighted average shares outstanding                       8,655      8,655      7,864      7,864
  Common stock equivalents  (options/warrants)               --         --         --         --
                                                          -------    -------    -------    -------
                                                            8,655      8,655      7,864      7,864
                                                          =======    =======    =======    =======
EARNINGS (LOSS):
  Loss from continuing operations                         $(3,053)   $(3,053)   $(1,114)   $(1,114)
  Dividends applicable to
     redeemable preferred stock                              (130)      (130)       (95)       (95)
                                                          -------    -------    -------    -------
  Loss from continuing operations
     applicable to common shareholders                     (3,183)    (3,183)    (1,209)    (1,209)
  Earnings  from discontinued operations                     --         --          948        948
                                                          -------    -------    -------    -------
  Net loss                                                $(3,183)   $(3,183)   $  (261)   $  (261)
                                                          =======    =======    =======    =======
PER SHARE AMOUNTS:
  Loss from continuing operations
     applicable to common shares                          $  (.37)   $  (.37)   $  (.15)   $  (.15)
 Earnings from discontinued operations                       --         --          .12        .12
                                                          -------    -------    -------    -------
  Net loss applicable  to common shares                   $  (.37)   $  (.37)   $  (.03)   $  (.03)
                                                          =======    =======    =======    =======

                                                           Six Months Ended      Six Months Ended
                                                             June 30, 1999         June 30, 1998
                                                          ------------------    ------------------
                                                           Basic     Diluted     Basic     Diluted
                                                          -------    -------    -------    -------
AVERAGE SHARES OUTSTANDING:
  Weighted average shares outstanding                       8,331      8,331      7,914      7,914
  Common stock equivalents  (options/warrants)               --         --         --         --
                                                          -------    -------    -------    -------
                                                            8,331      8,331      7,914      7,914
                                                          =======    =======    =======    =======
EARNINGS (LOSS):
  Loss from continuing operations                         $(4,321)   $(4,321)   $(2,893)   $(2,893)
  Dividends applicable to
     redeemable preferred stock                              (194)      (194)      (219)      (219)
                                                          -------    -------    -------    -------
  Loss from continuing operations
     applicable to common shareholders                     (4,515)    (4,515)    (3,112)    (3,112)
  Earnings  from discontinued operations                     --         --          810        810
                                                          -------    -------    -------    -------
  Net loss                                                $(4,515)   $(4,515)   $(2,302)   $(2,302)
                                                          =======    =======    =======    =======
PER SHARE AMOUNTS:
  Loss from continuing operations
     applicable to common shares                          $  (.54)   $  (.54)   $  (.39)   $  (.39)
  Earnings from discontinued operations                      --         --          .10        .10
                                                          -------    -------    -------    -------
  Net loss applicable  to common shares                   $  (.54)   $  (.54)   $  (.29)   $  (.29)
                                                          =======    =======    =======    =======

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


7.       LITIGATION

The Company and its subsidiaries are the defendants in various business-related litigation and environmental matters. At June 30, 1999 and December 31, 1998, the Company had accrued current liabilities of $1,500,000 for potential business-related litigation and environmental liabilities. While these litigation and environmental matters involve wide ranges of potential liability, management does not believe the outcome of these matters will have a material adverse effect on the Company's financial statements.

The discontinued Bagcraft subsidiary's Chicago facility has been the subject of allegations that it violated laws and regulations associated with the Clean Air Act. The facility has numerous sources of air emissions of volatile organic materials ("VOMs") associated with its printing operations and was required to maintain and comply with permits and emissions regulations with regard to each of these emission sources.

In November of 1995, the EPA issued a Notice of Violation ("NOV") against Bagcraft's Chicago facility alleging numerous violations of the Clean Air Act and related regulations. In May 1998 Bagcraft paid $170,000 to formally extinguish this claim.

In April 1994, the EPA notified the Company that it was a potentially responsible party for the disposal of hazardous substances (principally waste oil) at a disposal site in Palmer, Massachusetts generated by a manufacturing facility formerly operated by the Clearshield Plastics Division ("Clearshield") of Harvel Industries, Inc. ("Harvel"), a majority owned subsidiary of ARTRA. In 1985, Harvel was merged into ARTRA's Fill-Mor subsidiary. This site has been included on the EPA's National Priorities List. In February 1983, Harvel sold the assets of Clearshield to Envirodyne. The alleged waste disposal occurred in 1977 and 1978, at which time Harvel was a majority-owned subsidiary of ARTRA. In May 1994, Envirodyne and its Clearshield National, Inc. subsidiary sued ARTRA for indemnification in connection with this proceeding. The cost of clean-up at the Palmer, Massachusetts site has been estimated to be approximately $7 million according to proofs of claim filed in the adversary proceeding. A committee formed by the named potentially responsible parties has estimated the liability respecting the activities of Clearshield to be $400,000. ARTRA has not made any independent investigation of the amount of its potential liability and no assurances can be given that it will not substantially exceed $400,000.

In a case titled Sherwin-Williams Company v. ARTRA GROUP Incorporated, filed in 1991 in the United States District Court for Maryland, Sherwin-Williams Company ("Sherwin-Williams") brought suit against ARTRA and other former owners of a paint manufacturing facility in Baltimore, Maryland for recovery of costs of investigation and clean-up of hazardous substances which were stored, disposed of or otherwise released at this manufacturing facility. This facility was owned by Baltimore Paint and Chemical Company, formerly a subsidiary of ARTRA from 1969 to 1980. Sherwin-William's current projection of the cost of clean-up is approximately $5 to $6 million. The Company has filed counterclaims against Sherwin-Williams and cross claims against other former owners of the property. The Company also is vigorously defending this action and has raised numerous defenses. Currently, the case is in its early stages of discovery and the Company cannot determine what, if any, its liability may be in this matter.

ARTRA was named as a defendant in United States v. Chevron Chemical Company brought in the United States District Court for the Central District of California respecting Operating Industries, Inc. site in Monterey Park, California. This site is included on the EPA's National Priorities List. ARTRA's involvement stemmed from the alleged disposal of hazardous substances by The Synkoloid Company ("Synkoloid") subsidiary of Baltimore Paint and Chemical Company, which was formerly owned by ARTRA. Synkoloid manufactured spackling paste, wall coatings and related products, certain of which generated hazardous substances as a by-product of the manufacturing process. ARTRA entered into a consent decree with the EPA in which it agreed to pay $85,000 for one phase of the clean-up costs for this site; however, ARTRA defaulted on its payment obligation. ARTRA is presently unable to estimate the total potential liability for clean-up costs at this site, which clean-up is expected to continue for a number of years. The consent decree, even if it had been honored by ARTRA, was not intended to release ARTRA from liability for costs associated with other phases of the clean-up at this site. The Company is presently unable determine what, if any, additional liability it may incur in this matter.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


Since 1983, Artra has been a party to product liability asbestos claims relating to the manufacture of products by The Synkoloid Company, a former operating subsidiary. As of September 1998, Artra's primary insurance carriers had paid approximately $13 million in claims related to Synkoloid products, at which point the primary carriers asserted that primary insurance coverage had been exhausted. Since that date, some of Artra's excess insurance carriers have assumed the defense and indemnity costs related to the defense and settlement of all Synkoloid product liability claims under a temporary agreement.

         From September 1998 through August 1, 1999, these carriers had paid approximately $8.5 million to settle claims. Artra believes that the remaining excess coverage totals approximately $200 million. Under the temporary agreement, these carriers could either individually or collectively cease making indemnity or defense payments at any time or refuse to renew the temporary agreement, which was due to expire on August 16, 1999. Artra has received an oral representation from the carriers' lead counsel that the temporary agreement has been extended to September 30, 1999.

While ARTRA is currently negotiating a permanent agreement with these carriers, there is no assurance that any permanent agreement will be reached or that the carriers will continue to make payments on the same terms as under the temporary agreement. If the terms of the new agreement are less favorable or the temporary agreement expires without the execution of a new agreement, ARTRA could become obligated to assume a percentage of the indemnity payments and defense costs.
ARTRA is not able to quantify the potential costs of claims that remain outstanding or unasserted. If claims exceed the insurance coverage, ARTRA's financial position could be materially and adversely affected and ARTRA's ability to fund its operations would be impaired.

Several cases have arisen from ARTRA's purchase of Dutch Boy Paints which owned a facility in Chicago which it purchased from NL Industries. In a case titled City of Chicago v. NL Industries, Inc. and ARTRA GROUP Incorporated, filed in the Circuit Court of Cook County, Illinois, the City of Chicago brought a nuisance action and alleged that ARTRA (and NL Industries, Inc.) had improperly stored, discarded and disposed of hazardous substances at the Dutch Boy site, and that ARTRA had conveyed the site to Goodwill Industries to avoid clean-up costs. At the time the suit was filed, the City of Chicago claimed that it would cost $1,000,000 to remediate the site. The Company is currently negotiating with the City of Chicago to settle this claim.

ARTRA and NL Industries, Inc. have counter sued each other and have filed third party actions against the subsequent owners of the property. The Company is presently unable to determine its liability, if any, in connection with this case. The parties were conducting discovery but the case was stayed pending the resolution of the EPA action described below.

On November 17, 1995, the EPA issued letters to ARTRA, NL Industries and others alleging that they were potentially responsible parties with respect to releases at the Dutch Boy facility in Chicago and demanding that they remediate the site. NL Industries entered into a consent decree with EPA in which it agreed to remediate the site. The Company is presently unable to determine its liability, if any, in connection with this case.


8.       OTHER INFORMATION

On June 28, 1999, the Company's board of directors entered into a three-year employment agreement with Mark F. Santacrose, under which, Mr. Santacrose agreed to become the President and Chief Executive Officer of ARTRA. In connection with such employment, Mr. Santacrose received an option to purchase 200,000 shares of ARTRA common stock at an exercise price of $10.00 per share (exercisable immediately) and 100,000 shares of ARTRA common stock at an exercise price of $12.875 per share (exercisable commencing June 28, 2000). The market value of ARTRA common stock on the date of grant of the options was $12.875 per share. Accordingly, at June 30, 1999, ARTRA recognized compensation expense of $575,000 related to these stock options.

                    ARTRA GROUP INCORPORATED AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - (continued)


On February 23, 1999, the Company entered into three-year employment agreements with four individuals to manage the Company's entry into the Internet business-to-business e-commerce and on-line auction business. In connection with such employment, the three individuals received nonqualified stock options for the purchase of 1,600,000 shares of the Company's Common Stock at an exercise price of $2.75 per share. The options vest in three equal installments over a period ending February 18, 2001. During the six months ended June 30, 1999, the Company recognized compensation expense of approximately $1,200,000 related to these stock options.

ARTRA had fallen below the New York Stock Exchange's quantitative and other continued listing criteria. These criteria included the New York Stock Exchange's net tangible assets and average three-year net income requirements. Also, after the sale of ARTRA 's Bagcraft subsidiary, ARTRA has lacked an ongoing operating business as required under the New York Stock Exchange's rules. At the New York Stock Exchange's request, ARTRA has provided a definitive action plan demonstrating ARTRA 's ability to achieve compliance with the Exchange's listing standards, including the succession of Entrade common stock to this listing after the Merger. Based upon a review of that plan, the New York Stock Exchange is continuing the listing of ARTRA common stock.

ARTRA and, after the Merger, Entrade will be subject to ongoing quarterly monitoring for compliance with the plan. Failure to meet any of the quarterly plan projections could result in the suspension from trading and subsequent delisting of ARTRA common stock and, after the Merger, Entrade common stock. ARTRA 's plan is dependent upon the closing of the Merger during the third quarter of 1999. If the Merger is not completed, ARTRA may not be able to satisfy the listing requirements of the New York Stock Exchange, and ARTRA common stock may be delisted from the New York Stock Exchange.

On April 19, 1999, ARTRA entered into a letter of intent to purchase all of the issued and outstanding common stock of Public Liquidations Systems, Inc. and Asset Liquidation Group, Inc., d/b/a as Nationwide Auction Systems Corp. The purchase price shall consist of cash of $10,800,000 payable at closing, 1,570,000 shares of ARTRA common stock and a $14,000,000 note, subject to adjustment, payable over a two year period subsequent to the closing of the transaction. Consummation of the transaction is subject to certain conditions, including performance of the buyer's and seller's due diligence and negotiation of a definitive asset purchase agreement. The parties had extended the expiration date of the letter of intent to August 12, 1999 and are negotiating to further extend the expiration date. This potential acquisition is not as yet deemed probable as no assurance can be given that the parties will complete their due diligence or enter into a definitive agreement by that date.



9.       SUBSQUENT EVENTS


As discussed in Note 2, on February 23, 1999, ARTRA entered into an agreement with Entrade, and WorldWide providing for the merger of a subsidiary of Entrade with ARTRA. On September 22, 1999, the shareholders of ARTRA approved the agreement and, effective September 23, 1999, the merger was completed. The former ARTRA shareholders received one share of Entrade common stock in exchange for each share of ARTRA common stock. Additionally, holders of ARTRA Series A preferred stock receive 329 shares of Entrade common stock for each share of ARTRA Series A preferred stock.

Entrade had no operations and no revenues related to the assets it acquired prior to commencing limited operations in February 1999. Accordingly, the historical financial statements of ARTRA are presented as the precessor financial statements of Entrade.

In September 1999, asseTrade.com entered into an agreement with an investor providing for an initial purchase of shares asseTrade.com Series A Preferred stock. Upon completion of the transaction, subject to certain performance criteria on the part of asseTrade.com, the investor will purchase additional shares of asseTrade.com Series A Preferred stock. Upon certain conditions, the asseTrade.com Series A Preferred stock is convertible into shares of asseTrade.com Class A common stock. Assuming completion of the transaction and conversion of the asseTrade.com Series A Preferred stock into shares of asseTrade.com Class A common stock, the investor will hold a 30.1% interest in the Class A Common Stock of asseTrade.com. and Entrade's interest in the Class A Common Stock of asseTrade.com. will be reduced to 17.5%.

Item 7   (b)  Pro Forma Financial Information

The following unaudited pro forma condensed combined balance sheet as of June 30, 1999 presents the financial position of Entrade as if the proposed merger of Artra with a subsidiary of Entrade and the exchange of Artra common stock and Artra preferred stock for Entrade common stock had been approved by Artra's shareholders and was effective as of June 30, 1999.

On September 22, 1999, the shareholders of ARTRA approved the merger with Entrade and, effective September 23, 1999, the merger was completed.


                         ENTRADE INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 1999
                            (Unaudited in Thousands)

                                                       ARTRA                             Pro Forma
                                                    Historical      Entrade Inc.        Adjustments           Pro Forma
                                                  -------------     ------------       -------------        -------------
CURRENT ASSETS
   Cash and equivalents                                $10,495             $176                                  $10,671
   Restricted cash and equivalents                         111                                                       111
   Available-for-sale securities                         4,577                                                     4,577
   Other                                                   221               65                                      286
                                                  -------------     ------------                            -------------
      Total current assets                              15,404              241                                   15,645
                                                  -------------     ------------                            -------------
Advances to Entrade Inc.                                 1,428                              ($2,100)(A)           -
                                                                                              1,300 (B)
                                                                                               (628)(F)

Property,plant & equipment, net                                             304                                      304

Intangibles, net                                                          3,510               4,625 (C)            9,763
                                                                                              1,000 (E)
                                                                                                628 (F)
Investment in asseTrade.com                                               3,500                                    3,500
Other                                                       89                                                        89
                                                  -------------     ------------       -------------        -------------
                                                        16,921            7,555               4,825               29,301
                                                  =============     ============       =============        =============
CURRENT LIABILITIES
   Accrued liabilities                                     590               12                 506 (E)            1,108
   Common stock put warrants                               511                                                       511
   Accounts payable, including amounts
      due related parties                                                   383                                      383
   Income taxes payable                                  1,114                                                     1,114
   Note payable                                                             500                                      500
   Due to ARTRA                                                           2,100              (2,100)(A)              -
   Liabilities of discontinued operations                8,464                                                     8,464
                                                  -------------     ------------                            -------------
                                                        10,679            2,995                                   12,080
                                                  -------------     ------------                            -------------
Redeemable preferred stock                               3,051                               (3,051)(D)              -

Shareholders' Equity                                     3,191            4,560               1,300 (B)           17,221
                                                                                              4,625 (C)
                                                                                              3,051 (D)
                                                                                                494 (E)
                                                  -------------     ------------       -------------        -------------
                                                       $16,921           $7,555               4,825              $29,301
                                                  =============     ============       =============        =============



Notes to the pro forma condensed combined balance sheet:

(A)  Eliminate ARTRA advances to Entrade Inc.

(B) Reverse Entrade Inc. expenses reported in ARTRA's historical financial statements.

(C) Reflects the market value of Entrade Inc. common shares to be issued as consideration for the Entrade Inc. transaction. No readily ascertainable market exists to value the Entrade Inc. common shares. Accordingly, the valuation of Entrade Inc. common shares is based upon the market price of ARTRA common stock, as discounted, as of February 23, 1999, the date of the merger agreement.
          Number of common shares to be issued                            2,000
          Market value of ARTRA common stock
           at February 23, 1999                          $5.812500
          Less 15% blockage discount                      (.871875)
                                                         ---------
                                                                      $4.940625
                                                                      ---------
     Fair market value of common shares to be issued                      9,881
     Less Entrade fair value at June 30, 1999                            (5,256)
                                                                      ---------
     Adjustment to equity                                             $   4,625
                                                                      =========

(D) Exchange ARTRA preferred stock for Entrade Inc. common stock at the rate of 329 Entrade Inc. common shares for each share of ARTRA preferred stock. The fair value of Entrade Inc. common stock issued will be used as the basis to account for the exchange of ARTRA preferred stock. The excess of fair value of the Entrade Inc. common stock over the book value of the preferred shares will be accounted for like a preferred stock dividend. Due to its non-recurring nature, this transaction was not reflected in the pro forma condensed combined financial statements.

(E)  Accrue finders fee and other acquisition related costs.

(F)  Reclass acquisition costs and fees paid by ARTRA.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 1999 is presented as if proposed merger of Artra with a subsidiary of Entrade and the exchange of Artra common stock and Artra preferred stock for Entrade common stock had been approved by Artra's shareholders and was effective as of January 1, 1999.

On September 22, 1999, the shareholders of ARTRA approved the merger with Entrade and, effective September 23, 1999, the merger was completed.

Entrade had no operations and no revenues related to the assets acquired. asseTrade.com had no operations and no revenues when the 25% voting interest was acquired by Entrade. Accordingly, no pro forma results of operations are presented for the six months ended June 30, 1998 and the twelve months ended December 31, 1998 as in the opinion of management this information would not be meaningful.



                          ENTRADE INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1999
                            (Unaudited in Thousands)


                                                             ARTRA                      Pro Forma
                                                           Historical  Entrade Inc.    Adjustments        Pro Forma
                                                           ----------  ------------    ------------      ------------
Net sales                                                     $   -      $     111                              $111
                                                           ----------  ------------                      ------------

Costs and expenses:
   Selling, general and administrative                         4,528         1,102                             5,630
   Depreciation and amortization                                               310             700 (A)         1,010
                                                           ----------  ------------                      ------------
                                                               4,528         1,412                             6,640
                                                           ----------  ------------                      ------------

Operating loss                                                (4,528)       (1,301)                           (6,529)
                                                           ----------  ------------                      ------------

Other income (expense):
   Interest income, net                                          207             1                               208
                                                           ----------  ------------                      ------------
                                                                 207             1                               208
                                                           ----------  ------------                      ------------

Loss from continuing operations before income taxes           (4,321)       (1,300)                           (6,321)
Provision for income taxes                                         -                                               -
                                                           ----------  ------------    ------------      ------------
Loss from continuing operations                              ($4,321)    $  (1,300)           $700           ($6,321)
                                                           ==========  ============    ============      ============


Per share loss from continuing operations
  applicable to common shares:
    Basic                                                     ($0.54)                                         ($0.59)
                                                           ==========                                    ============

    Diluted                                                   ($0.54)                                         ($0.59)
                                                           ==========                                    ============

Weighted average number of shares of
  common stock outstanding:
    Basic                                                      8,331                                          11,039
                                                           ==========                                    ============

    Diluted                                                    8,331                                          11,039
                                                           ==========                                    ============



Notes to the pro forma condensed combined statement of operations:

(A)  Additional amortization of intangible assets, assumes a 5 year life.

(B)  Pro forma weighted average shares outstanding

            Historical                                              8,331
            Shares issed for Entrade Inc. transaction               2,000
            Finder's fee for Entrade Inc. transaction                 100
            Entrade Inc. common shares exchanged for
              ARTRA preferred shares                                  608
                                                               ----------
                                                                   11,039
                                                               ==========

(C) The fair value of Entrade Inc. common stock issued will be used as the basis to account for the exchange of ARTRA preferred stock. The excess of fair value of the Entrade Inc. common stock over the book value of the preferred shares will be accounted for like a preferred stock dividend. Due to its non-recurring nature, this transaction was not reflected in the pro forma condensed combined financial statements. Had the transaction been reflected in the pro forma condensed combined financial statements, the effect on pro forma loss per share had the exchange been made on February 23, 1999 would have been as follows:

     Pro forma loss per share from continuing operations
         as presented above                                      ($0.59)
     Effect of the excess of fair value of the
         Entrade Inc. common stock over the book
         value of the ARTRA preferred exchanged                  ($0.04)
                                                                 ------
     Adjusted pro forma loss per share
         from continuing operations                              ($0.63)
                                                                 ======